                                                                    EXHIBIT 99.2


________________________________________________________________________________



                            ASSET PURCHASE AGREEMENT

                                 by and between

                          NORTHROP GRUMMAN CORPORATION

                                       and

                            VAC ACQUISITION CORP. II

                            ________________________

                            Date as of June 9, 2000

                            ________________________



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                             Page
     ARTICLE I  DEFINITIONS................................................................................    1
                -----------
                  1.1    Certain Defined Terms.............................................................    1
                  1.2    Other Definitional Provisions.....................................................    1

     ARTICLE II  CLOSING; PURCHASE PRICE AND ADJUSTMENT....................................................    7
                 --------------------------------------
                  2.1    Sale and Transfer of the Assets...................................................    7
                  2.2    Assets Not Transferred............................................................    9
                  2.3    Assumed and Excluded Liabilities..................................................   10
                  2.4    Closing; Purchase Price...........................................................   12
                  2.5    Purchase Price Adjustment.........................................................   13
                  2.6    Tax Allocation....................................................................   15
                  2.7    Transfer Taxes....................................................................   15

     ARTICLE III  CONDITIONS TO CLOSING....................................................................   16
                  ---------------------
                  3.1.   Buyer's Obligation................................................................   16
                  3.2.   Sellers' Obligation...............................................................   16

     ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER..................................................   17
                 ----------------------------------------
                  4.1    Authority; No Conflicts; Governmental Consents; Corporate Matters.................   17
                  4.2    Financial Statements; Absence of Changes..........................................   18
                  4.3    Taxes.............................................................................   21
                  4.4    Assets Other than Real Property Interests.........................................   22
                  4.5    Real Property Interests...........................................................   23
                  4.6    Intellectual Property.............................................................   24
                  4.7    Contracts.........................................................................   25
                  4.8    Litigation; Decrees...............................................................   26
                  4.9    Employee Benefits.................................................................   27
                  4.10   Environmental Matters.............................................................   29
                  4.11   Employee and Labor Relations......................................................   30
                  4.12   Compliance With Law; Permits......................................................   30
                  4.13   Assets of the Business............................................................   31
                  4.14   Government Contracts..............................................................   31
                  4.15   Product Warranty..................................................................   32
                  4.16   Government Furnished Property or Equipment........................................   32
                  4.17   Customers, Distributors and Suppliers.............................................   32
                  4.18   Insurance.........................................................................   32

                                                                                                              Page
                                                                                                              ----
     ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER....................................................   33
                ---------------------------------------
                  5.1    Authority; No Conflicts; Governmental Consents....................................   33
                  5.2    Actions and Proceedings, Etc......................................................   33
                  5.3    Buyer's Acknowledgment............................................................   34
                  5.4    Solvency..........................................................................   34
                  5.5    Financing.........................................................................   34
                  5.6    No Knowledge of Seller's Breach...................................................   34

     ARTICLE VI  COVENANTS OF SELLER.......................................................................   34
                 -------------------
                  6.1    Access............................................................................   34
                  6.2    Ordinary Conduct..................................................................   35
                  6.3    Insurance; Administration of Insurance............................................   36
                  6.4    Accounts Receivable...............................................................   36
                  6.5    Confidential Information..........................................................   37
                  6.6    No Solicitation...................................................................   37
                  6.7    Covenant Not To Compete...........................................................   38

     ARTICLE VII  COVENANTS OF BUYER.......................................................................   38
                  ------------------
                  7.1    Confidentiality...................................................................   38
                  7.2    Waiver of Bulk Sales Law Compliance...............................................   39
                  7.3    Excluded Assets...................................................................   39
                  7.4    Change of Company Names...........................................................   39
                  7.5    Government-owned and Government Furnished Property................................   39
                  7.6    Title Insurance...................................................................   39

     ARTICLE VIII  MUTUAL COVENANTS........................................................................   40
                   ----------------
                  8.1    HSR Filings; Permits; Novations and Consents......................................   40
                  8.2    Reasonable Efforts................................................................   41
                  8.3    Publicity.........................................................................   42
                  8.4    Cooperation After Closing.........................................................   42
                  8.5    Records...........................................................................   42
                  8.6    Use of Trademark and Trade Names..................................................   43
                  8.7    Intercompany Work Orders..........................................................   43
                  8.8    Non-Interference..................................................................   43
                  8.9    Notification of Certain Matters...................................................   43
                  8.10   Tax Returns of Sold Subsidiaries..................................................   43
                  8.11   Section 338(h)(10) Election.......................................................   44
                  8.12   Leaseback Arrangements and Certain Post-Closing Support...........................   44
                  8.13   Information Technology Services...................................................   45

     ARTICLE IX  INDEMNIFICATION...........................................................................   45
                 ---------------
                  9.1    Indemnification by Seller.........................................................   45
                  9.2    Indemnification by Buyer..........................................................   45
                  9.3    Losses Net of Insurance, Etc......................................................   46
                  9.4    Termination of Indemnification....................................................   46

                                                                                                              Page
                                                                                                              ----
                  9.5    Procedures Relating to Indemnification (Other than for Tax Claims)................   46
                  9.6    Procedures Relating to Indemnification of Tax Claims..............................   47
                  9.7    Survival of Representations.......................................................   48
                  9.8.   Environmental Liability...........................................................   48
                  9.9    Pre-Closing Environmental Liabilities Procedures..................................   52
                  9.10   Treatment of Indemnity Payments...................................................   54

     ARTICLE X  GENERAL PROVISIONS.........................................................................   54
                ------------------
                  10.1   Assignment........................................................................   54
                  10.2   No Third-Party Beneficiaries......................................................   54
                  10.3   Termination.......................................................................   54
                  10.4   Expenses..........................................................................   55
                  10.5   Equitable Relief..................................................................   55
                  10.6   Amendments........................................................................   55
                  10.7   Notices...........................................................................   55
                  10.8   Interpretation; Exhibits and Schedules............................................   56
                  10.9   Counterparts......................................................................   57
                  10.10  Entire Agreement..................................................................   57
                  10.11  Fees..............................................................................   57
                  10.12  Severability......................................................................   57
                  10.13  Governing Law.....................................................................   58

EXHIBITS
--------
         Terms of Subordinated Note.......................................................................Exhibit A
         Intellectual Property Agreement..................................................................Exhibit B
         Transitional Services Agreement..................................................................Exhibit C
         Employee Matters Agreement.......................................................................Exhibit D
         Opinion of Special Counsel to Seller.............................................................Exhibit E
         Opinion of Special Counsel to Buyer..............................................................Exhibit F

                               List of Schedules
                               -----------------

Schedule 1.1         Knowledge of Seller
Schedule 2.1(a)      Owned Property
Schedule 2.1(b)      Leased Property
Schedule 2.1(h)      Sold Subsidiaries
Schedule 2.2(d)      Excluded Claims or Rights Against Third Persons
Schedule 2.2(f)      Excluded Trademarks and Trade Names
Schedule 2.2(g)      Excluded Intellectual Property
Schedule 2.3(h)      Liabilities and Obligations Relating to Litigation Matters
Schedule 2.5(b)      Purchase Price Adjustment
Schedule 3.1(d)      Required Consents
Schedule 4.1(b)      Seller Consents
Schedule 4.1(c)      Governmental Approvals and Consents
Schedule 4.1(e)      Capitalization of the Sold Subsidiaries
Schedule 4.1(g)      Activities of Sold Subsidiaries
Schedule 4.2(a)      Financial Statements
Schedule 4.2(b)      Supplemental Statement
Schedule 4.2(c)      Absence of Changes
Schedule 4.3         Taxes
Schedule 4.4         Liens
Schedule 4.5         Encumbrances
Schedule 4.6         Intellectual Property Matters
Schedule 4.7         Contracts
Schedule 4.8         Litigation
Schedule 4.9         Employee Benefits
Schedule 4.9(j)      Continuation Coverage Requirements
Schedule 4.10        Environmental Matters
Schedule 4.10(e)     Environmental Audits or Assessments
Schedule 4.11        Employee and Labor Relations
Schedule 4.12(a)     Compliance with Law
Schedule 4.12(b)     Permits
Schedule 4.14        Government Contract Matters
Schedule 4.14(i)     Seller Facility Security Clearances
Schedule 4.15        Product Warranty
Schedule 4.16        Government-Furnished Property or Equipment
Schedule 4.17        Customers, Distributors and Suppliers
Schedule 4.18        Insurance
Schedule 6.2         Ordinary Conduct of Business
Schedule 7.5         Excluded Government-Owned and Government-Furnished Property
Schedule 8.7         Intercompany Work Orders
Schedule 8.12        Leaseback Property
Schedule 8.13        Information Technology Services

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of June 9, 2000, among Northrop Grumman Corporation, a Delaware corporation ("Seller"), and VAC Acquisition Corp. II, a Delaware corporation ("Buyer").

         Seller, through the Aerostructures Business Area of its Integrated Systems and Aerostructures Sector (the "Sector"), is engaged in the business of the manufacture and assembly of metal and composite components and structures for commercial and military aircraft, and certain machining and fabrication activities, substantially all of which business is conducted at its Hawthorne, California; Dallas and Grand Prairie, Texas; Perry and Milledgeville, Georgia; and Stuart, Florida sites (collectively, the "Business"). The parties hereto desire that Seller sell, transfer, convey and assign to Buyer substantially all of the assets, properties, interests in properties and rights used primarily in the Business, and that Buyer purchase and acquire the same, subject to the assumption by Buyer of the liabilities and obligations of Seller relating to the Business, upon the terms and subject to the conditions hereinafter set forth.

         The parties also intend to enter into certain agreements governing their relationship and certain matters after the Closing Date as contemplated hereby.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         1.1    Certain Defined Terms. As used in this Agreement, the following
                ---------------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "Accounting Arbitrator" has the meaning set forth in Section 2.5(e).

                "Affiliate" means, with respect to any entity, any other entity which directly or indirectly controls, is controlled by, or is under common control with, such entity, where the term "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the equity capital or power in fact to direct the management of such entity.

                "Ancillary Agreements" has the meaning set forth in Section 2.4(c).

                "Assets" has the meaning set forth in Section 2.1.

                "Assigned Contracts" has the meaning set forth in Section
2.1(e).

                "Assignment and Assumption Agreement" means an assignment and assumption agreement executed by Buyer and Seller in a form reasonably acceptable to Buyer and Seller.

                "Assumed Liabilities" has the meaning set forth in Section
2.3.

                "Base Net Working Capital" shall mean Net Working Capital as reflected on the Statement ($572,149,000).

                "Bill of Sale" means a bill of sale in a form reasonably acceptable to Buyer and Seller.

                "Business" has the meaning set forth in the preamble.

                "Business Day" means a day other than a Saturday or a Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                "Business Employee" means any individual who, at the Closing Date, is (i) employed by Seller or a Sold Subsidiary and assigned by Seller or a Sold Subsidiary pursuant to Seller's or such Sold Subsidiary's ongoing payroll practice to the Business, including any individual so employed who is on disability (but still on the payroll), and any individual so employed who is on an approved leave of absence or lay-off with recall rights and (ii) any Shared Service Employee.

                "Business Property" has the meaning set forth in Section 4.5 hereto.

                "Closing Date" means the day on which the Closing occurs pursuant to Section 2.4.

                "Closing Date Net Working Capital" has the meaning set forth in Section 2.5(b).

                "Closing Statement" has the meaning set forth in Section
2.5(a).

                "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Competitive Activities" has the meaning set forth in Section
6.8.

                "Confidential Information" has the meaning set forth in
Section 6.7.

                "Contract" means any contract, agreement, license, lease, sales or purchase order or other legally binding commitment, whether written or oral.

                "Contractual Obligation" means, as to any Person, any provision of any note, bond or security issued by such Person or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or to which it or any of its property or assets is subject.

                "Cost Accounting Standards" means regulations promulgated by the Cost Accounting Standards Board set forth at 48 C.F.R. (S) 9901.301 et. seq. and any guidance, interpretations, or preambles to those regulations published by the Cost Accounting Standards Board in the Federal Register.

                "Effective Time" has the meaning set forth in Section 2.4.

                "Employee Benefit Arrangements" means each and all benefit plans and arrangements which are not Employee Benefit Plans, including, without limitation, each and all pension, supplemental pension, deferred compensation, option or other equity-based program, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision and hospitalization), fringe benefit, flexible spending account programs and other employee benefit arrangements, plans, contracts, policies or practices providing employee or executive compensation or benefits.

                "Employee Benefit Plans" means each and all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained, sponsored or contributed to by Seller or any of its ERISA Affiliates or in which Seller or any of its ERISA Affiliates participates or participated or with respect to which Seller or any of its ERISA Affiliates has any obligation to contribute.

                "Employee Matters Agreement" means an agreement substantially in the form of Exhibit D.

                "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, covenant, condition, restriction, conditional sales agreement, encumbrance or other right of third parties, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or other title retention agreement or lease.

                "Environmental Law" means collectively all applicable federal, state or local laws, statutes, regulations, rules, ordinances, codes or common law relating (i) to the protection of human health or the environment, or (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Material as in effect on the date hereof.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

                "Excluded Assets" has the meaning set forth in Section 2.2.

                "Excluded Liabilities" has the meaning set forth in Section
2.3.

                "Excluded Other Intellectual Property" has the meaning set forth in Section 2.2(g).

                "Excluded Trademarks and Trade Names" has the meaning set forth in Section 2.2(f).

                "GAAP" means generally accepted accounting principles in the United States of America.

                "Government Contract" means any Contract or other commitment listed on Schedule 4.7 that relates to the Business with i) the United States Government, ii) any prime contractor to the United States Government, or any subcontractor with respect to any contract described in clauses (i) or (ii).

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Government-Furnished Property" has the meaning set forth in
Section 4.16.

                "Hazardous Material" means any substance which is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law, including but not limited to, polychlorinated biphenyls ("PCBs"), petroleum or petroleum fractions, and asbestos.

                "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                "Income Statements" has the meaning set forth in Section 4.2(a).

                "Indemnified Person" means, with respect to any Loss, the Person seeking indemnification hereunder.

                "Indemnifying Person" means, with respect to any Loss, the Person from whom indemnification is being sought hereunder.

                "Intellectual Property" means know-how, trade secrets, processes, inventions, formulae, procedures, research records and test information, and all trademarks, trade names, patents, service marks, copyrights (whether registered or unregistered) and pending applications for the foregoing.

                "Intellectual Property Agreement" means an agreement substantially in the form of Exhibit B.

                "Interest Rate" has the meaning set forth in Section 2.5(g).

                "Knowledge of Seller" with reference to any of the representations and warranties of Seller and except as specified in Section 4.10 means the actual knowledge of the Persons listed on Schedule 1.1, and does not refer to the knowledge of any other Person.

                "Lien" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever.

                "Loss" means any loss, liability, cost, deficiency, damage or expense (including reasonable attorneys' fees and disbursements and the costs of investigation) whether or not arising out of claims or lawsuits by third parties or otherwise and including the defense or settlement of any of the foregoing. Loss recoverable hereunder is subject to the limitations set forth in Section 9.4.

                "Material Adverse Effect" means any circumstance, change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Business taken as a whole, but excluding the effects of changes that are generally applicable to the industries and markets in which the Business operates unless such change relates solely to a material customer or supplier of the Business.

                "Net Working Capital" has the meaning set forth in Section
2.5(b).

                "Owned Property" has the meaning set forth in Section 2.1(a).

                "PDC Plume" means the Hazardous Material in ground water, and only that Hazardous Material, present on and under the Hawthorne facility that emanated from the Product Development Center located at 12250 So. Crenshaw Boulevard and which has migrated to the Hawthorne facility.

                "Permits" has the meaning set forth in Section 4.12.

                "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Pre-Closing Environmental Condition" means: (1) the presence, disposal or release as of the Closing Date of Hazardous Material in, on, under or emanating from any facility (to the extent of the amounts of such Hazardous Material then present) regardless of how the Hazardous Material came to rest at, on, under or emanating from the facility, and (ii) any other act, omission or condition prior to the Closing Date which may give rise to liability under any Environmental Laws (to the extent of such act, omission or condition as of the Closing Date).

                "Purchase Price Adjustment" has the meaning set forth in Section 2.5(b).

                "Purchase Price Adjustment Schedule" has the meaning set forth in Section 2.5(b).

                "Records" has the meaning set forth in Section 2.1(j).

                "Remedial Action" means any response action, removal action, remedial action, corrective action, monitoring program, sampling program, investigation or other cleanup activity required by any Environmental Law to clean up, remove, remediate, treat or abate any Hazardous Material in the Environment and shall include: (i) obtaining any permits, consents, approvals, or authorizations of any Governmental Authority necessary to conduct any such work, (ii) preparing and implementing any plans or studies for such work, (iii) obtaining a written notice from a Governmental Authority with jurisdiction over the site in question or any portion thereof under Environmental Laws that material additional work is required by such Governmental Authority; and (iv) any other activities required under Environmental Laws to address the presence of Hazardous Material at the site in question or any portion thereof.

                "Required Consents" has the meaning set forth in Section 3.1(d).

                "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, treaty, rule, regulation, ordinance, order, decree, consent decree or similar instrument or determination or award of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "SEC" means the Securities and Exchange Commission.

                "Sector" has the meaning set forth in the preamble hereto.

                "Seller" has the meaning set forth in the preamble hereto.

                "Seller Plans" means each and all Employee Benefit Plans and Employee Benefit Arrangements sponsored, maintained or contributed to by Seller, any of its ERISA Affiliates or any of the Sold Subsidiaries or to which any of such Persons has (or has had) any obligation to contribute and which covers (or has covered) Business Employees or former employees of Seller in the Business, in each case only while employed in the Business.

                "Selling Subsidiary" has the meaning set forth in Section 2.1.

                "Shared Service Employee" means any individual who is employed by Seller at the Closing Date but is not assigned to the Business, who provides support services to the Business principally in the areas of finance, human resources or procurement, and is listed on Schedule 1(a) to the Employee Matters Agreement.

                "Sold Subsidiary" has the meaning set forth in Section 2.1(h).

                "Statement" means the audited statement of assets and liabilities of the Business as of March 31, 2000, attached hereto as part of
Schedule 4.2.

                "Subsidiary" means any Person of which a majority of the outstanding equity interests or voting securities are owned, directly or indirectly by another person.

                "Tax" or "Taxes" means, with respect to any Person, any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, value-added, capital, unitary, intangible, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority, on such Person.

                "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                "Transaction Documents" means (i) this Agreement, (ii) the Bill of Sale, (iii) the Assignment and Assumption Agreement, (iv) the deeds of conveyance of Owned Property and (v) the Ancillary Agreements.

                "Transitional Services Agreement" means an agreement substantially in the form of Exhibit C.

                "Transactions" means the transactions contemplated by the Transaction Documents.

         1.2    Other Definitional Provisions.
                -----------------------------

                (a) Terms defined in this Agreement in Sections other than
Section 1.1 shall have the meanings as so defined when used in this Agreement.

                (b) As used herein, accounting terms not defined or to the extent not defined, shall have the respective meanings given to them under GAAP.

                (c) Unless express reference is made to Business Days, references to days shall be to calendar days.

                                   ARTICLE II

                     CLOSING; PURCHASE PRICE AND ADJUSTMENT
                     --------------------------------------

         2.1    Sale and Transfer of the Assets. Subject to the terms and
                -------------------------------
conditions of this Agreement, except as otherwise specifically provided herein, on the Closing Date Seller will sell, convey, transfer, assign and deliver to Buyer all of Seller's right, title and interest in and to the following assets (collectively, the "Assets"): (i) the Intellectual Property of Seller assigned to Buyer under the Intellectual Property Agreement; and (ii) all of the properties, rights, claims and assets other than Intellectual Property (except the Excluded Assets), to the extent that they are used or held for use primarily in the operations of the Business and will cause any Subsidiary of Seller having any right, title or interest in or to any properties, rights, claims or assets primarily used or held for use in the Business (each such Subsidiary, a "Selling Subsidiary") to sell, convey, transfer, assign and deliver to Buyer all of such Selling Subsidiary's right, title and interest in and to the Assets. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer will purchase, acquire and accept from Seller and each Selling Subsidiary (collectively, "Sellers") all of Sellers' right, title and interest in and to the Assets. The Assets include, but are not limited to, the following assets or rights of Sellers (in addition to the Intellectual Property of Seller assigned to Buyer under the Intellectual Property Agreement):

                (a) the real property (including all buildings, improvements and structures located thereon and all rights, privileges, easements and appurtenances thereto) described on Schedule 2.1(a) hereto (the "Owned Property");

                (b) the leasehold interests listed on Schedule 2.1(b) (the "Leased Property");

                (c) tangible personal property, including, without limitation, the fixtures, furnishings, furniture, office supplies, vehicles, rolling stock, tools, machinery, equipment and computer equipment, located upon or affixed to or normally located in, at or upon, even if temporarily removed from, any of the Business Properties (collectively, the "Equipment");

                (d) inventory, including without limitation, raw materials work-in-process, finished goods, spare parts and supplies;

                (e) Contracts, including but not limited to all Contracts of Sellers listed on Schedule 4.7, and Contracts entered into by Sellers through the Closing Date (the "Assigned Contracts");

                (f) transferable licenses, permits, approvals and authorizations by any Governmental Authority used primarily in or relating primarily to the Business or the Assets (the "Permits");

                (g) bids, quotations and proposals for Contracts, whether oral or written;

                (h) all capital stock, partnership interests and other equity interests in any Person listed in Schedule 2.1(h) (each, a "Sold Subsidiary");

                (i) books and records (other than Tax records), or portions thereof, including plans and specifications, surveys and title policies relating to the Owned Property, sales literature, product information, employment records and files and other information and/or data located at the Business Properties (the "Records");

                (j) insurance proceeds paid or payable by any insurance provider, other than Seller or any Affiliate of Seller, for any Asset that is destroyed or damaged after the date hereof and prior to the Closing;

                (k) notes, drafts and accounts receivable, or portions thereof, arising exclusively out of the Business;

                (l) all prepaid expenses, advances and deposits (including utility deposits), or portions thereof, arising exclusively out of the Business;

                (m) causes of action, claims, demands, rights and privileges against third parties, including, without limitation, warranties and guaranties received from vendors, suppliers or manufacturers with respect to the Assets or the Business and, subject to Section 6.3, causes of action, claims and rights under insurance policies relating to the Assets or the Business;

                (n) other intangible rights and assets of Seller (other than Intellectual Property of Seller) and goodwill; and

                (o) assets reflected on the Statement (other than Assets disposed of since March 31, 2000 in accordance with Section 6.2).

         2.2    Assets Not Transferred. Notwithstanding anything herein to the
                ----------------------
contrary, the following assets are not included in the Assets and shall be retained by Seller (the "Excluded Assets"):

                (a) all cash and cash equivalent items (except as described in Section 2.1(m)) including, without limitation, checking accounts, bank accounts, lock box numbers, certificates of deposit, time deposits, securities, and the proceeds of accounts receivable, including uncashed checks in payment thereof, received by Seller on or prior to the Closing Date;

                (b) all rights, properties, and assets which have been used or held for use in connection with the Business and which shall have been transferred (including transfers by way of sale) or otherwise disposed of in the ordinary course of business prior to the Closing;

                (c) prepaid Taxes and rights to or claims for refunds or rebates of Taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit of net operating loss carryforwards or carrybacks, or any other credits of Seller, whether or not attributable to the Business;

                (d) claims or rights against third parties set forth on Schedule 2.2(d);

                (e) proprietary or confidential business or technical information, records and policies that relate generally to Seller and are not used primarily in the Business, including, without limitation, organization manuals, strategic plans and Tax records and related information;

                (f) subject to the limited rights granted to Buyer pursuant to the Intellectual Property Agreement, trademarks, trade names and service marks listed on Schedule 2.2(f) (the "Excluded Trademarks and Trade Names");

                (g) subject to the rights granted to Buyer pursuant to the Intellectual Property Agreement, the know-how, trade secrets, processes, inventions, formulae, procedures, research records, test information, patents, copyrights, pending applications for patents and copyrights and proprietary computer programs or other software and databases set forth on
Schedule 2.2(g) (the "Excluded Intellectual Property");

                (h) all notes, drafts and accounts receivable or other obligations for the payment of money made or owed by any Affiliate of Sellers;

                (i) all Seller's rights in, to and under any commodity options, puts, calls, forwards or similar agreements with respect to commodities used by the Business;

                (j) all causes of action, claims, demands, rights and privileges against third parties that relate to any of the Excluded Assets or Excluded Liabilities, including causes of actions, claims and rights under insurance policies relating thereto;

                (k) Equipment used by administrative employees of Seller who are not assigned to the Business but who provide services to the Business;

                (l) all other assets used primarily in connection with Seller's corporate functions (including but not limited to the corporate charter, taxpayer and other identification numbers, seals, minute books and stock transfer books), whether or not used for the benefit of the Business;

                (m) all rights and assets which are used or held for use in connection with the B-2 program, the S-3 program (provided, however, that the current S-3 contract with Lockheed Martin at Closing will be converted to an intercompany contract on substantially the same terms), the A-7 program and classified programs, if any, not related to the C-17 or V-22 programs;

                (n) the equipment, tooling and fixtures used or held for use in the premises to be leased back by the Seller from the Buyer which premises are identified on Schedule 8.12 as "Containing Excluded Assets" (none of which assets are reflected on the Statement);

                (o) equipment or tooling to which the United States Government has contractual right to assert title as identified on Schedule 4.16 to the extent the Government's right to assert title does not arise out of the C-17 or V-22 programs;

                (p) the reconfigureable tool developed under Cooperative Agreement N00014-95-2-0003 between The Office of Naval Research and Grumman Aerospace Corporation which was novated to Northrop Grumman Corporation; and

                (q) any assets in any Seller rabbi trust or voluntary employee's beneficiaries association.

         2.3    Assumed and Excluded Liabilities. On the Closing Date, Buyer
                --------------------------------
shall execute and deliver to Seller the Assignment and Assumption Agreement pursuant to which from and after the Closing Buyer shall assume and agree to pay, perform and discharge when due, and shall indemnify Seller and its Affiliates (including the Selling Subsidiaries) against and hold them harmless from, all the liabilities and obligations of Sellers relating primarily to the Business or the Assets, of any kind or nature, whether absolute, contingent, accrued or otherwise, and whether arising before or after the Closing (collectively, the "Assumed Liabilities"); provided, however, that the Assumed Liabilities shall in no event include the following liabilities (the "Excluded Liabilities"):

          (a) any liability, responsibility or obligation under any Seller Plan (including, without limitation, any liability, responsibility or obligation to any Governmental Authority with respect to the transfer of assets under Seller Plans), except as provided in the Employee Matters Agreement;

          (b) any liability for Taxes of Seller, Taxes of the Sold Subsidiaries and Taxes arising out of and relating to the ownership of the Assets and the operation of the Business, in each case for any period or portion thereof ending on or prior to the Closing Date, excluding the Taxes that are the responsibility of Buyer pursuant to Section 2.7 or those reflected on the Closing Statement (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income);

          (c) any obligation of Seller under and pursuant to any commodity options, puts, calls, forwards or similar agreements with respect to commodities used by the Business;

          (d)  any liability arising from or related to the Excluded Assets;

          (e) all notes, drafts and accounts payable or other obligations for the payment of money made or owed to any Affiliate of Seller;

          (f) all liabilities and obligations associated with (i) the pre-Closing offsite transportation and disposal of Hazardous Material, (ii) the presence or release of Hazardous Material either in, on, under or from any former facility, (iii) Remedial Action related solely to the PDC Plume and (iv) the regulatory closure of the two remaining solid waste management units at the Hawthorne facility;

          (g) all (i) indebtedness of Sellers for borrowed money, (ii) obligations of Sellers evidenced by bonds, notes, debentures or similar instruments, (iii) obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation of Sellers with respect to the deferred purchase price of property (other than customary trade credit), and (iv) all obligations of Sellers to guarantee any of the foregoing types of obligations on behalf of others, except any liabilities or obligations under any personal property leases or under any letters of credit outstanding as of the Closing and relating to any Contract being assumed under this Agreement (each a "Financing Obligation");

          (h) all liabilities and obligations relating to the litigation and other matters disclosed on Schedule 2.3(h) (including all current and future claims relating to the subject matter of such litigation);

          (i) claims covered under Seller's policies for workmen's compensation, except as provided in the Employee Matters Agreement;

          (j) all liabilities related to any failure to obtain the required consents from Gulfstream or Alcoa or arising out of the alternative arrangements implemented in lieu thereof; and

          (k) liabilities incurred prior to the Closing Date for employee payroll, payroll tax and payroll withholding liabilities.

     2.4   Closing; Purchase Price.
           -----------------------

          (a) The closing (the "Closing") of the purchase and sale of the Assets and the assumption of the Assumed Liabilities shall be held at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, at 9:00 a.m. on June 30, 2000, or if the conditions to Closing set forth in Article III shall not have been satisfied or waived by such date, subject to Section 10.3, as soon as practicable after such conditions shall have been satisfied or waived. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." The Closing will be deemed effective at 12:01 a.m. on the Closing Date (the "Effective Time").

          (b) The aggregate purchase price for the Assets shall be $842,700,000, payable on the Closing Date (i) by wire transfer in immediately available funds to an account designated by Seller of $667,700,000 and (ii) delivery of a subordinated note, in form and substance satisfactory to Buyer and Seller, having the terms and conditions set forth on Exhibit A, in the principal amount of $175,000,000 (the "Seller Note"), subject to adjustment pursuant to
Section 2.5 together with the assumption of the Assumed Liabilities as provided in Section 2.3 (the "Purchase Price").

          (c) At the Closing, Seller shall deliver or cause to be delivered to Buyer (i) the Bill of Sale, (ii) certificates representing shares of capital stock of the Sold Subsidiaries accompanied by stock powers, duly executed in blank, (iii) limited warranty deeds (or the equivalent thereof in any jurisdiction in which limited warranty deeds may not be used) in recordable form for the Owned Property being conveyed, and (iv) such other instruments of transfer and documents (including assignments of the Intellectual Property) as Buyer may reasonably request, and Buyer shall deliver to Seller (i) the Assignment and Assumption Agreement (ii) such other instruments of assumption and documents as Seller may reasonably request and (iii) an affidavit in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code. Not later than the Closing, the parties hereto shall also enter into agreements embodying certain relationships between Buyer and the Business, on the one hand, and Seller and its remaining businesses, on the other hand, after the Closing Date. These agreements will have terms as set forth in Exhibit A with respect to the Seller Note, and be in the forms set forth in Exhibit B with respect to Intellectual Property, Exhibit C with respect to the provision of certain transitional services and Exhibit D with respect to employee matters (Exhibits A through D, collectively, the "Ancillary Agreements"). Buyer and Seller have entered into the Employee Matters Agreement concurrently with the execution and delivery of this Agreement.

     2.5  Purchase Price Adjustment.
          -------------------------

          (a) Within sixty (60) days after the Closing Date, Seller shall prepare and deliver to Buyer an audited statement of assets and liabilities of the Business as of the Effective Time. This statement will be in a format comparable to the Statement (such statement, the "Closing Statement"). The Closing Statement will be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as was used in the preparation of the Statement and as described in the notes to the Statement and Schedule 4.2(a), and will not include any changes in assets or liabilities as a result of purchase accounting adjustments arising from or resulting as a consequence of the transactions contemplated hereby. Buyer shall cause the employees of the Business to assist Seller in the preparation of the Closing Statement.

          (b) The Closing Statement shall be accompanied by an additional schedule of information (the "Purchase Price Adjustment Schedule") which will identify the Purchase Price Adjustment. For purposes of this Section 2.5 the following definitions apply:

          "Purchase Price Adjustment" shall mean (i) Closing Date Net Working Capital less (ii) Base Net Working Capital.

          "Closing Date Net Working Capital" shall mean Net Working Capital as of the Effective Time.

          "Net Working Capital" as of any date shall mean (i) total current assets of the Business as of such date, minus (ii) total current liabilities of the Business as of such date.

The Purchase Price will be increased on a dollar-for-dollar basis if the Purchase Price Adjustment is positive and decreased on a dollar-for-dollar basis if the Purchase Price Adjustment is negative. Schedule 2.5(b) shall set forth an example of the operation of the Purchase Price Adjustment.

          (c) Buyer and Seller agree that the sole purpose of the Purchase Price Adjustment contemplated by this Section 2.5 is to measure the effect of operating activity and transactions that have occurred between March 31, 2000 and the Effective Time. The Purchase Price Adjustment is not intended to permit the introduction of different judgments, accounting methods, policies, practices, procedures, classifications or estimation methodology for purposes of determining the asset and liability balances from those used in the preparation of the Statement. Each party shall provide the other party and its representatives with reasonable access to books and records and relevant personnel during the preparation of the Purchase Price Adjustment Schedule referred to in paragraph (b) above and the resolution of any disputes that may arise under this Section 2.5.

          (d) If Buyer disagrees with the determination of the Purchase Price Adjustment and the amount of such disagreement exceeds $5,000,000, Buyer shall notify Seller in writing of such disagreement within thirty (30) days after delivery of the Purchase Price Adjustment Schedule, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement. If the total amount of all disagreements with the determination of the Purchase Price Adjustment is less than $5,000,000, the Purchase Price Adjustment delivered by Seller shall be final for purposes of this Section 2.5. After the end of such 30-day period, Buyer may not introduce additional disagreements with respect to any item in the Purchase Price Adjustment Schedule or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by Buyer and will be final and binding upon the parties. Similarly, a disagreement by Buyer does not provide any right to Seller to introduce any changes to Purchase Price Adjustment Schedule not directly related to the disputed item. To the extent that a Buyer disagreement relates to an error in the Closing Statement and a similar error also exists in the Statement, then, to the extent that such disagreement is determined to be error, the error in the Closing Statement and the error in the Statement shall both be corrected in determining the Purchase Price Adjustment under this Section 2.5. Resolution of suspense amounts described in Note 1.F of
Schedule 4.2(a)(iii) will be considered the correction of an error for the purposes of the foregoing sentence and reflected both in the Statement and in the Closing Statement and shall not result in a purchase price adjustment. During the 30-day period of its review, Buyer shall have reasonable access to any documents, schedules or workpapers used in the preparation of the Purchase Price Adjustment Schedule.

          (e) Buyer and Seller agree to negotiate in good faith to resolve any such disagreement and any resolution agreed to in writing by Buyer and Seller shall be final and binding upon the parties. If Buyer and Seller are unable to resolve all disagreements properly identified by Buyer pursuant to Section 2.5(d) within thirty (30) days after delivery to Seller of written notice of such disagreement, then the disputed matters shall be referred to the Chief Financial Officers of the respective businesses for resolution. If the Chief Financial Officers are unable to resolve all disagreements within fifteen (15) days, then, within fifteen (15) days thereafter, the matter shall be referred for final determination to Pricewaterhouse Coopers LLP. If such firm is unable to serve, Buyer and Seller shall jointly select an arbiter from one of the "Big 5" accounting firms that is not the independent auditor of either Buyer or Seller or their respective Affiliates; if Buyer and Seller are unable to select such an arbiter within such time period, the American Arbitration Association shall make such selection (Pricewaterhouse Coopers LLP or any other person so selected shall be referred to herein as the "Accounting Arbitrator"). The Accounting Arbitrator so selected will only consider those items and amounts set forth in the Purchase Price Adjustment Schedule as to which Buyer and Seller have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Accounting Arbitrator shall deliver to Buyer and Seller, as promptly as practicable and in any event within one hundred and twenty (120) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement. The Accounting Arbitrator shall select as a resolution the position of either Buyer or Seller for each item of disagreement (based solely on presentations and supporting material provided by the parties an not pursuant to any independent review) and may not impose an alternative resolution. Such report shall be final and binding upon Buyer and Seller. The fees, expenses and costs of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by Seller.

          (f) If the Purchase Price Adjustment results in a reduction in the Purchase Price, Seller shall pay to Buyer the amount of such reduction (whether or not such reduction exceeds the $5,000,000 threshold referred to in (d) above), and if any such adjustment results in an increase in the Purchase Price, Buyer shall pay to Seller the amount of such increase, in each case, by wire transfer of immediately available funds to an account designated by the party receiving payment within five (5) Business Days after the final determination of the amount of such reduction or increase in Purchase Price, plus interest on the amount of such reduction or increase from the Closing Date to the date of such payment thereof at the per annum rate equal to London Interbank Offer Rate (LIBOR) on the Closing Date as published in the Wall Street Journal (the "Interest Rate").

          (g) For purposes of Section 2.3(b) and the Closing Statement, Taxes shall be allocated between the Buyer and Seller as follows: (i) real and personal property Taxes with respect to the Assets for the taxable period which includes the Closing Date shall be prorated between Seller and Buyer, with such Taxes being borne by Seller based on the ratio of the number of days in the relevant period prior to the Effective Time to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed, and such Taxes being borne by the Buyer based on the ratio of the number of days in the relevant period after the Effective Time to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed; (ii) sales and use Taxes shall be deemed to accrue as property is purchased, sold, used, or transferred; (iii) all other Taxes shall accrue in accordance with GAAP, except for income Taxes, which shall accrue in accordance with income Tax principles. The parties agree that income Taxes imposed on or with respect to the operation of the Business shall not be accrued as a liability or an asset on the Closing Statement. In no event shall Buyer have any liability for Taxes imposed upon or measured by the income of Seller, and in no event shall Seller have any liability for Taxes imposed upon or measured by the income of Buyer.

     2.6  Tax Allocation. Buyer and Seller agree that the aggregate fair market
          --------------
value of the Assets will be appraised at Buyer's expense by an appraisal firm of its choice (and reasonably acceptable to Seller) (the "Appraisal") within 90 days after the Closing Date. Buyer shall thereafter prepare a draft of IRS Form 8594 reflecting the allocation of the Purchase Price among the Assets based upon the Appraisal and such other information as required by the form, and shall forward it within 120 days after the Closing Date to Seller for its approval, which approval will not be withheld or delayed unreasonably. If Buyer and Seller are unable to agree on such allocation, then the Accounting Arbitrator will be retained to determine such allocation (the cost of which shall be borne equally by Buyer and Seller). Buyer and Seller shall report the purchase and sale of the Assets in accordance with such allocation (as finally determined) for all tax purposes (including the filing of the forms prescribed under Section 1060 of the Code and the Treasury Regulations promulgated thereunder ).

     2.7  Transfer Taxes. Buyer and Seller shall cooperate in preparing,
          --------------
executing and filing use, sales, real estate, transfer and similar Tax returns relating to the purchase and sale of the Assets. Buyer shall bear, and to the extent permitted by law shall pay, all such transfer Taxes, including any penalties, interest and additives to tax, incurred in connection with the purchase and sale of the Assets, and Buyer shall reimburse Seller for any transfer Taxes paid by Seller, plus interest thereon at the Interest Rate, within five (5) days of Seller's written request. Under no circumstances shall Buyer's obligation hereunder or the Taxes giving rise thereto be reflected as a liability on the Closing Statement. Such Tax returns shall be prepared in a manner that is consistent with the allocation of the Purchase Price and Assumed Liabilities contemplated by Section 2.6.

                                  ARTICLE III

                             CONDITIONS TO CLOSING
                             ---------------------

     3.1  Buyer's Obligation. The obligations of Buyer to purchase and pay for
          ------------------
the Assets are subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (a) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the date hereof and, except for those made as of a specific date or as otherwise specifically contemplated by this Agreement, on and as of the Closing, as though made on and as of the Closing Date, and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing; and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

          (b) No injunction or order shall have been granted by any court or administrative agency or instrumentality of competent jurisdiction that would restrain or prohibit any of the Transactions.

          (c) The waiting period under the HSR Act shall have expired or been terminated.

          (d) The consents set forth on Schedule 3.1(d) shall have been obtained (the "Required Consents") or alternative arrangements for the Gulfstream and/or Alcoa contracts pursuant to Sections 8.1(d) or (e) shall be in effect.

          (e) Buyer shall have received an opinion dated the Closing Date of Gibson, Dunn & Crutcher LLC, special counsel to Seller, substantially in the form set forth in Exhibit E.

     3.2  Seller's Obligation. The obligation of Seller to sell and deliver the
          -------------------
Assets to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

          (a) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and, except for those made as of a specific date or as otherwise specifically contemplated by this Agreement on and as of the Closing, as though made on and as of the Closing Date, and Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

          (b) No injunction or order shall have been granted by any court or administrative agency or instrumentality of competent jurisdiction that would restrain or prohibit the Transactions.

          (c) The waiting period under the HSR Act shall have expired or been terminated.

          (d) The Required Consents shall have been obtained or alternative arrangements pursuant to Section 8.1(d) or (e) shall be in effect for the Gulfstream and Alcoa contracts.

          (e) Seller shall have received an opinion dated the Closing Date of Latham & Watkins, special counsel to Buyer, substantially in the form set forth in Exhibit F.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     4.1  Authority; No Conflicts; Governmental Consents; Corporate Matters.
          -----------------------------------------------------------------

          (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the Transactions. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions have been duly and properly taken, including, without limitation, any shareholder approvals. This Agreement has been, and each of the Transaction Documents, when executed, will be, duly executed and delivered by Seller and constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery of this Agreement does not, the execution and delivery of the other Transaction Documents will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any material Lien upon any of the properties or assets of Seller or the Sold Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws or other organizational or governing documents of Seller or the Sold Subsidiaries, (ii) subject to the matters disclosed in Schedule 4.1(b), any material Contractual Obligation of Seller or the Sold Subsidiaries or (iii) any material judgment, order or decree or, subject to the matters described in clause (c) below, Requirement of Law applicable to Seller or the Sold Subsidiaries or their respective property or assets.

          (c) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of the Transaction Documents or the consummation of the Transactions contemplated hereby, other than (A) compliance with and filings under the Exchange Act, (B) compliance with and filings and notifications under applicable Environmental Laws, (C) compliance with and filings under the HSR Act and (D) those set forth on Schedule 4.1(c).

          (d) Each of the Sold Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. Each of the Sold Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of the business conducted by it is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Business.

          (e) The authorized outstanding shares of each of the Sold Subsidiaries consists of the shares listed on Schedule 4.1(e), all of which are duly authorized, validly issued and fully paid, nonassessable and free of preemptive rights, except as provided by applicable law.

          (f) None of the Sold Subsidiaries has granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for its shares or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of such company's shares. There are no agreements of any kind which obligate any of the Sold Subsidiaries to issue, purchase, redeem or otherwise acquire any of its shares.

          (g) The activities of each of the Sold Subsidiaries since their formation have been limited to the activities described on Schedule 4.1(g)

     4.2  Financial Statements; Absence of Changes.
          ----------------------------------------

          (a) Schedule 4.2(a) contains a true and complete copy of the following:

               (i) the description of accounting methods, policies, practices and procedures used in preparation of the audited statement of assets and liabilities of the Business at March 31, 2000;

               (ii) the audited statement of assets and liabilities of the Business (titled as "Statement of Net Assets Subject to Section 4.2 of the Asset Purchase Agreement March 31, 2000"), excluding all cash accounts, pension plan assets and liabilities, other post-retirement liabilities, income and franchise related tax accounts, workers' compensation assets and liabilities and employee payroll, payroll tax and payroll withholding liabilities, at March 31, 2000 and the notes thereto (the "Statement"); and

               (iii) the unaudited statements of revenues, costs and expenses of the Business for each of the three fiscal years ended December 31, 1999 and for the three months ended March 31, 2000 and the notes thereto (the "Income Statements").

The financial statements described in the foregoing clauses (i), (ii) and (iii) are collectively referred to herein as the "Financial Statements." The Financial
Statements: (A) were prepared from the books and records of Seller and in accordance with the numbered notes to such Financial Statements and the accounting policies, practices and procedures set forth on Schedule 4.2(a), (B) are complete and accurate in all material respects except as reflected in the numbered notes thereto, on Schedule 4.2(a)(i) or for the exclusions described in
Section 4.2(a)(ii), (C) in the case of the Statement, fairly presents the assets and liabilities of the Business (exclusive of pension assets and liabilities and other post-retirement employee liabilities) that would have been transferred to Buyer as if the Closing Date had been March 31, 2000, and (D) in the case of the Income Statements and except as described in the numbered notes thereto, are consistent with the internal financial statements of Seller used by management to manage the Business during the periods covered by such Income Statements and fairly present the results of operations for the periods reflected therein. The amounts set forth on the Statement were prepared in accordance with GAAP, except as otherwise referred to in the numbered notes thereto, in Schedule 4.2(a)(i) and in the exclusions described in Section 4.2(a)(ii) above, and except that certain disclosure requirements of GAAP were not met, which noncompliance would not materially impact the accuracy of any of the amounts shown on the Statement. The amounts set forth on the Income Statements for the fiscal year ended December 31, 1999 and for the three months ended March 31, 2000, except as otherwise referred to in the numbered notes thereto set forth on Schedule 4.2(a)(iii), were prepared in accordance with GAAP, except that certain disclosure requirements of GAAP were not met, which noncompliance with GAAP would not materially impact the accuracy of any of the amounts shown on such Income Statements except as otherwise disclosed on the such statements or in the numbered notes thereto. Notwithstanding all of the foregoing, with respect to any matters in the Financial Statements that are based on estimates and judgments (e.g., estimates at completion) Section 4.2(a) shall be deemed to be only a representation and warranty that such estimates and judgments were made in good faith and are permissible under GAAP.

          (b) Schedule 4.2(b) sets forth an unaudited statement of all pension plan assets and liabilities and other post-retirement liabilities to be transferred to or assumed by Buyer pursuant to this Agreement or the Employee Matters Agreement, estimated as of July 31, 2000 and the notes thereto (the "Supplemental Statement"). The Supplemental Statement (A) was prepared from the books and records of Seller and in accordance with the notes thereto, (B) is complete and accurate in all material respects, (C) was prepared in accordance with GAAP and applicable Cost Accounting Standards except as otherwise referred to in the notes thereto,

(D) with respect to the Seller Pension Plan (as defined in the Employee Matters Agreement), was prepared in accordance with the principles of Section 4.2(b) of the Employee Matters Agreement (including, without limitation, the assumptions set forth or referenced therein), and (E) with respect to retiree health and life insurance benefits, was prepared in accordance with the principles and assumptions set forth on Schedule 4.2(b) hereof. The assets and liabilities conveyed as of the Closing Date may differ from those shown in Schedule 4.2(b) based on the actual results of plan performance, actual payments and changes in employees during the period from January 1, 2000 to the Closing Date.

          (c)  Absence of Changes. Except as expressly contemplated by this
               ------------------
Agreement or as set forth on Schedule 4.2(c), since March 31, 2000, the Business has been operated in the ordinary course and consistent with past practice, and with respect to the Business there have not been any:

               (i) changes in the assets, liabilities, earnings or financial condition of the Business that have had or are reasonably likely to result in a Material Adverse Effect;

               (ii) occurrences resulting in the damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property of the Business in excess of $500,000 for any single loss or $2,000,000 for all such losses;

               (iii) (a) increases in the benefits payable or potentially payable under any Seller Plans, (b) increases in salary, bonus or other compensation or benefits payable or potentially payable to any Business Employee other than in the ordinary course of the business of the Business and consistent with past practice; (c) grants of severance, continuation or termination pay to any Business Employee,(d) new employment, deferred compensation or other similar agreements (or any amendment to any such existing agreement) with any Business Employee, (e) changes in the terms of any bonus, pension, insurance, health or other Seller Plan, or (f) representations to any employee or former employee of Seller that Buyer would assume or continue to maintain any Seller Plan after the Closing Date.

               (iv) changes in the accounting methods or practices followed by or with respect to the Business, or any changes in depreciation or amortization policies or rates theretofore adopted;

               (v) agreements or commitments to merge or consolidate with or otherwise acquire any other Person, or any part or division thereof;

               (vi) other material transactions relating to the Business, other than in the ordinary course of the Business and consistent with past practice;

               (vii) agreements or understandings, whether in writing or otherwise, for Seller to take any of the actions specified in items (i) through (vi) above;

               (viii) cancellation or termination by Seller of any material Contract or entry by Seller into any material Contract which is not in the ordinary course of the business of Seller; or

               (ix) sale, assignment or transfer of any material portion of the Assets, other than in the ordinary course of business.

          (d)  Absence of Undisclosed Liabilities. Except as and to the
               ----------------------------------
extent reflected on the Statement or the Supplemental Statement, Seller does not have any liabilities relating to the Business required to be reflected on a balance sheet prepared in accordance with GAAP other than liabilities and obligations incurred since the date of the Statement or the Supplemental Statement in the ordinary course of business and consistent with past practice which have not had or will not have a Material Adverse Effect.

     4.3  Taxes. Except as otherwise provided in Schedule 4.3:
          -----

          (a) (i) Seller has filed or caused to be filed all material Tax returns of Seller which have become due (taking into account valid extensions of time to file) prior to the date hereof, such returns are accurate and complete in all material respects and Seller has paid or caused to be paid all Taxes due, in each case to the extent Buyer or any Affiliate of Buyer would incur liability for Seller's failure to file such returns or pay such Taxes, (ii) there are no outstanding Tax Liens that have been filed by any Tax authority against any property or assets of the Business or of any Sold Subsidiary (other than for Taxes not yet due and payable) and (iii) no claims are being asserted in writing with respect to any Taxes relating to the Business for which Buyer reasonably could be held liable and Seller knows of no basis for the assertion of any such claim.

          (b) (i) none of the Assets or the assets of any Sold Subsidiary comprises "tax exempt use property" within the meaning of Section 168(h) of the Code, (ii) secures any debt the interest on which is tax exempt under Code
Section 103 and (iii) the Assigned Contracts and the assets of the Sold Subsidiaries do not include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954, or Section 7701(h) of the Code.

          (c) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (d) No amount payable to, or for the benefit of, any Business Employee under any Seller Plan or any other agreement, contract, or arrangement (including, without limitation, the Assigned Contracts) in effect on or before the Closing Date will fail to be deductible by Buyer for Federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

          (e) The Sold Subsidiaries have filed, or been included in, all Tax Returns required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date, in each case, subject to any applicable extensions. All such Tax Returns are complete and accurate in all material respects;

          (f) All Taxes of the Sold Subsidiaries that accrue or are payable (i) in respect of taxable periods that end on or before the Closing Date and (ii) for any taxable period that begins before the Closing Date and ends thereafter, to the extent such Taxes are attributable to the portion of such period ending on the Closing Date under the terms of Section 2.5(h), have or will have been timely paid on or before the Closing Date unless a reserve for such amount has been or will be established therefor in the Closing Statement (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income);

          (g) None of Sold Subsidiaries has a Tax deficiency or claim assessed or, to the best of the Sold Subsidiaries' knowledge, proposed or threatened (whether orally or in writing) against any Sold Subsidiary;

          (h)  None of the Sold Subsidiaries (i) has filed a consent under Code
Section 341(f) concerning collapsible corporations or (ii) has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii);

          (i) None of the Sold Subsidiaries is a party to, or is bound by, or has any obligation under any Tax allocation or sharing agreement (including indemnity arrangements), and, after the Closing Date, no Sold Subsidiary shall be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to the Closing Date;

          (j) None of the Sold Subsidiaries (i) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Seller) and (ii) has any liability for the Taxes of any other person (other than an entity that is a member of the consolidated group of corporations that has Seller as its common parent) as defined in Section 7701(a)(1) of the Code under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and

          (k) None of the Sold Subsidiaries has agreed to or is required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by such Sold Subsidiary and none of the Sold Subsidiaries have knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

     4.4  Assets Other than Real Property Interests. Seller has and will
          -----------------------------------------
transfer good and marketable title to all assets reflected on the Statement or thereafter acquired, except those sold or otherwise disposed of since the date of the Statement in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except: (a) such as are disclosed on Schedule 4.4 or in the Financial Statements and (b) (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (iv)

Liens occurring by operation of law or regulation in connection with progress payments or performance based payments paid under Government Contracts and (v) other imperfections of title, restrictions or encumbrances, if any, which Liens, imperfections of title, restrictions or other encumbrances do not, individually or in the aggregate, materially impair the value or continued use and operation of the specific assets to which they relate (the Liens described in the preceding clause (b) are hereinafter referred to collectively as "Permitted Liens").

     This Section 4.4 does not relate to real property or interests in real property, such items being the subject of Section 4.5.

     4.5  Real Property Interests.
          -----------------------

          (a) Schedule 2.1(a) sets forth a complete list of all Owned Properties and Schedule 2.1(b) sets forth a complete list of all Leased Properties and, as to Leased Property, identifies any leases relating thereto (an Owned Property or Leased Property being sometimes referred to herein individually as a "Business Property" and collectively as "Business Properties"). Seller has and will transfer good and marketable fee simple title to all Owned Property, free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except:
(i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith, (ii) Liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, (iii) Encumbrances listed on Schedule 4.5 (as supplemented in accordance with the last sentence of this Section 4.5), and (iv) (1) zoning, building and other similar government-imposed restrictions, (2) Liens that have been placed by any developer, landlord or other third party on property over which Seller has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (3) unrecorded Encumbrances, none of which items set forth in clauses (1), (2) and (3) above, individually or in the aggregate, (A) materially impair the continued use and operation of the property to which they relate, (B) materially impair the fair market value of the property to which they relate, (C) secure any Financing Obligation or (D) constitute a lease, sublease or other occupancy agreement that gives any third party any right to occupy or use all or any portion of the Owned Property. Notwithstanding anything in this Section to the contrary, Seller shall have the right, by written notice to Buyer, to supplement Schedule 4.5 from time to time with additional Encumbrances after the date of this Agreement (and prior to the closing) and Buyer shall be deemed to have accepted such Encumbrances, provided that such additional Encumbrances do not (A) materially impair the continued use and operation of the property to which they relate, (B) materially impair the fair market value of the property to which they relate, (C) secure any Financing Obligation or (D) constitute a lease, sublease or other occupancy agreement that gives any third party any right to occupy or use all or any portion of the Owned Property.

          (b)  Real Property Leases or Other Agreements. Seller is the lessee
               ----------------------------------------
of each of the Leased Properties and is in possession of the premises purported to be leased thereunder, and each such lease is a valid obligation of the Seller without any material default thereunder by Seller or, to the knowledge of Seller, by the applicable lessor. Except for the Leases listed on Schedule 2.1(b) and the documents listed on Schedule 4.5, there are no material leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any Business Property. With respect to each Leased Property, Seller has and will transfer to Buyer at the Closing a valid leasehold interest in the leasehold estate, and Seller has in all material respects performed all the material obligations required to be performed by it through the date hereof with respect to such Leases, and each Lease is assignable (upon receipt of necessary landlord consents) in connection with the transactions contemplated hereby. Seller has not assigned, pledged or placed any Encumbrance on the Leases or its leasehold estate in and to the Leased Properties (other than any Encumbrance which would not individually or in the aggregate materially adversely effect the use or value in respect of its current use of the Leased Property).

          (c)  Actions. There are no pending or, to the Knowledge of Seller,
               -------
threatened condemnation proceedings with respect to any Business Property, or material litigation or administrative actions relating to any Business Property.

          (d)  Certificate of Occupancy. Seller has received all required
               ------------------------
material approvals of governmental authorities (including, without limitation, Permits and material certificates of occupancy or other similar certificates permitting lawful occupancy of the Business Property) required in connection with the present use of the Real Property and all improvements thereon.

          (e)  Utilities. All Business Property and the improvements thereon are
               ---------
supplied with utilities and other services necessary for the operation of such facilities as currently operated.

          (f)  No Special Assessment. Seller has not received notice of any
               ---------------------
special assessment relating to any Business Property or any portion thereof, and Seller has no knowledge of any pending or threatened special assessment.

          (g)  Improvements, Fixtures and Equipment. The Leasehold Improvements
               ------------------------------------
and the fixtures, equipment and other tangible assets owned, leased or used by Seller on the Business Property are adequate in all material respects for the operation of the Business as presently conducted by Seller.

     4.6  Intellectual Property. Schedule A to the Intellectual Property
          ---------------------
Agreement sets forth a list of all of Seller's material patents and pending patent applications that are practiced or utilized in the operations of the Business as currently conducted. Seller is the owner and will transfer to Buyer, free and clear of any Liens other than Permitted Liens or third party ownership interests, of all patents or applications therefor listed on Schedule A to the Intellectual Property Agreement. Except as disclosed on Schedule 4.6 and except for licenses of software or firmware used in the Business that are generally available "off-the-shelf" through commercial software vendors, Seller owns or has the right to use, without payment to any other party, all material Intellectual Property practiced or utilized in the operations of the Business as currently conducted by Seller. Except as set forth on Schedule 4.8, no material claims are pending or, to the Knowledge of Seller, threatened against Seller by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property, challenging or questioning the validity or effectiveness of any such Intellectual Property or alleging that Seller (in respect of the Business) is infringing upon the intellectual property rights of others. To the Knowledge of Seller, except as disclosed on such Schedule, Seller (in respect of the Business) is not infringing on any third party's intellectual property in the operation of the Business except for such infringement which, individually or in the aggregate, would not have a Material Adverse Effect. The Intellectual Property listed on Schedule A to the Intellectual Property Agreement together with the other Intellectual Property being assigned (in whole or as to a one-half ownership interest) to Buyer under the Intellectual Property Agreement constitutes all of the material Intellectual Property necessary to conduct the Business in the manner presently conducted, except for any rights in respect of trade names, trademarks or service marks used by Seller in connection with the conduct of the Business other than "Vought" and "Vought Aircraft".

     4.7  Contracts. Schedule 4.7 sets forth a list of each of the following
          ---------
types of Contracts to which any of the Sellers are a party and which relate primarily to the Business:

          (a) any employment or relocation agreement not subject to termination by Seller without cost or liability in excess of $200,000 and any severance agreement that provides for severance compensation in excess of $200,000, including, without limitation, such Contracts (A) to employ or terminate executive officers or other personnel and with present or former officers, directors or shareholders of Seller or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

          (b) any employee collective bargaining agreement or other contract with any labor union covering Business Employees;

          (c) any Contract (including purchase orders) involving the obligation of Seller to purchase products or services pursuant to which the aggregate of payments to become due from Seller or a Sold Subsidiary is equal to or exceeds $500,000;

          (d) any Contract (including sales orders) involving the obligation of Seller or a Sold Subsidiary to deliver products or services with an unfilled order balance of more than $500,000;

          (e) any distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar Contract currently in effect requiring the payment of any commissions in excess of $500,000 per year;

          (f) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

          (g) any agreement under which Seller has agreed to indemnify any third party with respect to, or to share, the Tax liability of any third party;

          (h) any commitment to make a capital expenditure or to purchase a capital asset, not contemplated by the capital expenditure budget of Seller for the Business, copies of which have been provided to Buyer by or on behalf of Seller or the Sold Subsidiaries in connection with the operation of the Business;

          (i) any agreement or commitment with a third party other than an employee relating to the location of employees or minimum number of employees to be employed by Seller with respect to the Business;

          (j) any power of attorney (other than powers of attorney given in the ordinary course of Business with respect to routine export, tax or securities matters);

          (k) any indenture, note, loan or credit agreement or other Contract relating to the borrowing of money or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money;

          (l)  any covenant not to compete; or

          (m) any lease or similar agreement under which (i) Seller is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $250,000 or (ii) Seller is the lessor of, or makes available for use by any third Person, any tangible personal property owned by Seller for an annual rent in excess of $250,000.

     Except as disclosed on Schedule 4.7, each Contract listed on Schedule 4.7 (and to the extent leases are not listed on Schedule 4.7, each Lease in respect of Leased Property) is valid, binding and in full force and effect and is enforceable by Seller or the Sold Subsidiary that is party thereto in accordance with its terms. Except as disclosed in Schedule 4.7, Seller has performed all material obligations required to be performed by it to date under the Contracts and is not in breach or default in any material respect thereunder and, to the Knowledge of Seller, no other party to any of the Contracts is in breach or default in any material respect thereunder, or has repudiated any material provision thereof.

     Section 4.7 also sets forth any proposals which, if accepted, would require capital expenditures in excess of $250,000 not contemplated by the capital expenditure budget.

     4.8  Litigation; Decrees. Schedule 4.8 sets forth, as of the date of this
          -------------------
Agreement, a list of all pending and, to the Knowledge of Seller, threatened in writing, lawsuits, litigations, arbitrations, government audits or investigations or claims relating to the Business which (a) involves a claim for damages in excess of $500,000, (b) seeks any injunctive relief or (c) seeks to prevent the Transactions. Neither Seller nor any Company is in default under any judgment, order, writ, injunction or decree of any court, administrative agency or commission or other Governmental Authority applicable to the Business. No representation and warranty is being made in this Section 4.8 as to the matters covered by Sections 4.9, 4.10, 4.11, 4.12 and 4.15.

     4.9  Employee Benefits.
          -----------------

          (a) Schedule 4.9 sets forth a complete and correct list of all Seller Plans.

          (b) Each of the Seller Plans intended to qualify under Section 401 of the Code (the "Qualified Plans") has received a current and valid determination letter from the Internal Revenue Service that it does so qualify, and to the Knowledge of Seller, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of such determination letter or the loss of such qualification or exemption. Except as disclosed on Schedule 4.9(b), Seller is not aware of any operational defect with respect to any such plan which would be reasonably likely to cause the loss of such qualification or exemption and which cannot be corrected without payment of more than $250,000 (including the amount of any additional contributions to such plans) by Buyer through an Internal Revenue Service Compliance Resolution Program described in Revenue Procedure 2000-16.

          (c) Except as set forth on Schedule 4.9(c),with respect to any Seller Plan subject to Title IV of ERISA:

               (i) The funding method used in connection with each such Seller Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each such Seller Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Seller Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any such Seller Plan with respect to any plan year, whether or not waived. Neither Seller nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of
     Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any such Seller Plan. Neither Seller nor any ERISA Affiliate is required to provide security to any such Seller Plan under
     Section 401(a)(29) of the Code.

               (ii) No such Seller Plan has been terminated so as to subject, directly or indirectly, any assets of Seller or its ERISA Affiliates to any liability, contingent or otherwise, or the imposition of any liens under Title IV of ERISA.

               (iii) No proceeding has been initiated or threatened by any person, including the Pension Benefit Guaranty Corporation ("PBGC"), to terminate any such Seller Plan.

               (iv) No condition or event exists or is expected to occur with respect to any such Seller Plan that could subject, directly or indirectly, any assets of Seller or its ERISA Affiliates to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person.

               (v) No "reportable event," as defined in Section 4043 of ERISA (to the extent that the reporting of such event to the PBGC has not been waived) has occurred and is continuing with respect to any such Seller Plan.

          (d) True, correct and complete copies of the following documents, with respect to each of the Seller Plans, have been delivered or made available to Buyer: (i) any plans and related trust documents, and all amendments thereto;
(ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent financial statements and actuarial valuations; (iv) the most recent Internal Revenue Service determination letter; and (v) the most recent summary plan descriptions (including letters or other documents updating such descriptions).

          (e) There are no pending legal proceedings which have been asserted or instituted against any of the Seller Plans, the assets of any such plans or the Seller, or the plan administrator of the Seller Plans with respect to the operation of such plans (other than routine benefit claims) which would have a Material Adverse Effect and, except as disclosed on Schedule 4.9(e), to the Knowledge of Seller there are no facts or circumstances which could reasonably be expected to form the basis for any such legal proceeding.

          (f) Except as set forth on Schedule 4.9(f), each of the Seller Plans has been maintained, in all material respects, in accordance with its terms and all Requirements of Law. Seller and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed with respect to Business Employees and Retired Business Employees (as defined in the Employee Matters Agreement) under the terms of each Seller Plan, all Requirements of Law or any collective bargaining or other agreement, or required to be paid as expenses with respect to Business Employees and Retired Business Employees under such Seller Plan through the Closing Date. All amendments and actions required to bring each of the Seller Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Requirements of Law have been made or taken except to the extent that such amendments or actions are not required to be made or taken until a date after the Closing Date.

          (g) Except as disclosed on Schedule 4.9(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or benefit (including, without limitation, any "parachute payment" within the meaning of Section 280G of the Code) becoming due to any Business Employee or former employee of Seller in the Business and with respect to which Buyer would be liable or responsible, (ii) materially increase any benefits otherwise payable under any Seller Plan or (iii) result in the acceleration of the time of payment or vesting of any compensation or employee benefits and with respect to which Buyer would be liable or responsible.

          (h) No Seller Plan maintained, sponsored or contributed to at any time during the five year period ending on the date of this Agreement constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA.

          (i) Neither Seller nor any ERISA Affiliate has any liability for delinquent or unpaid contributions under Section 515 of ERISA with respect to any Seller Plan which is subject to regulation under Title IV of ERISA.

          (j) Except as set forth on Schedule 4.9(j), neither Seller nor any of its ERISA Affiliates sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Seller Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of Seller or any of its ERISA Affiliates, except as required under Section 4980B of the Code and Part 6 of Title I of ERISA. With respect to each Seller Plan which constitutes or has constituted a "group health plan" (within the meaning of Section 5000(b)(1) of the Code), Seller and its ERISA Affiliates have complied in all material respects with the provisions of
Section 4980B of the Code and Part 6 of Title I of ERISA.

          (k) No Seller Plan is sponsored outside the United States. No Sold Subsidiary maintains any Employee Benefit Plan or Employee Benefit Arrangement within the United States that is not a Seller Plan. With respect to each Employee Benefit Plan and Employee Benefit Arrangement maintained by any Sold Subsidiary outside the United States (collectively, the "Non-U.S. Plans"), each of the following is true:

               (i) each Non-U.S. Plan is in compliance in all material respects with the laws and regulations applicable to such plan;

               (ii) each Non-U.S. Plan and related funding arrangement that is intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate Governmental Authority (or has been submitted for such review and approval within the applicable time period), and nothing has occurred and no condition exists that is likely to cause the loss or denial of such tax-favored status; and

               (iii) as of the most recent valuation date, there are no material unfunded benefit liabilities.

     4.10 Enviromental Matters.  Except as disclosed on Schedule 4.10:
          ---------------------

          (a) The Business is, and has at all times since June 1, 1997 been in compliance with all applicable Environmental Laws, except where any instance of non-compliance would not have a Material Adverse Effect.

          (b) Since June 1, 1997, Seller has not received written notice of any claim, investigation, demand or notice by any Person alleging non-compliance with or liability under any Environmental Law in respect of the Business which would individually or in the aggregate have a Material Adverse Effect.

          (c) There is no existing contamination by, and there has not been the release of, any Hazardous Material on, at or under any Business Property that has or would have a Material Adverse Effect.

          (d) Seller is not and has not been required to place any notice or restriction relating to the presence of any Hazardous Material at any Owned Property or in any deed to any Owned Property.

          (e) Schedule 4.10(e) sets forth a complete and correct list of all environmental audits or assessments in possession of Seller which have been conducted at any Business Property within the past three years either by Seller or any attorney, environmental consultant or engineer engaged for such purpose; copies of all such audits or assessments have been made available to Buyer.

No representation or warranty is made in this Agreement as to any matters relating to compliance with Environmental Laws or the presence of Hazardous Materials except in this Section 4.10.

     4.11 Employee and Labor Relations.  Except as set forth on Schedule 4.11:
          ----------------------------

          (a) there is no labor strike, dispute, or work stoppage or lockout pending, or, to the Knowledge of Seller, threatened, involving the Business;

          (b) to the Knowledge of Seller, no union organization campaign is in progress with respect to the Business Employees, and no question concerning representation exists respecting such employees;

          (c) there is no material unfair labor practice charge or complaint against Seller or any Sold Subsidiaries pending, or, to the Knowledge of Seller, threatened in writing, before the National Labor Relations Board or similar governmental agency outside of the United States involving the Business;

          (d) there is no pending, or, to the Knowledge of Seller, threatened in writing, grievance, arbitration or demand letter involving a Business Employee claiming damages in excess of $500,000; and

          (e) there is no material discrimination charges with respect to or relating to Seller or any Sold Subsidiary in respect of the Business are pending before the Equal Employment Opportunity Commission or any other similar Governmental Authority responsible for the prevention of unlawful employment practices.

     4.12 Compliance With Law; Permits.
          ----------------------------

          (a) Except as set forth in Schedule 4.12(a), since January 1, 1998 each of Seller and the Sold Subsidiaries has been in compliance with all Requirements of Law applicable to the Business, except where failure to be in compliance has not had, or cannot reasonably be expected to have, a Material Adverse Effect. No representation and warranty is being made in this Section
4.12 as to the matters covered by Sections 4.3, 4.5(d), 4.9, 4.10, 4.11 and 4.14.

          (b) Except as set forth in Schedule 4.12(b), (i) Seller and the Sold Subsidiaries have all licenses, permits, orders, approvals and other authorizations of or from all Governmental Authorities which are necessary in the conduct of the Business as presently being conducted by Seller ("Permits"),
(ii) such Permits are in full force and effect, and (iii) no material violations or claimed violations are pending before any Governmental Authority with respect to such Permits.

     4.13  Assets of the Business.  Except for any Excluded Assets, the Assets,
           ----------------------
the assets of the Sold Subsidiaries and the rights conferred by the Ancillary Agreements comprise all of the properties, assets (including, without limitation, computer software and licenses therefor) and rights of Sellers and the Sold Subsidiaries material to the conduct of the Business as presently conducted. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE ASSETS OR THE BUSINESS, INCLUDING AS TO THE QUALITY, CONDITION, MERCHANTABILITY, SALABILITY, OBSOLESCENCE, WORKING ORDER OR FITNESS FOR A PARTICULAR PURPOSE THEREOF. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ASSETS ARE SOLD TO BUYER "AS IS AND WHERE IS."

     4.14  Government Contracts.  Except as set forth on Schedule 4.14:
           --------------------

           (a) Seller has not received a final decision of a contracting officer or prime contractor asserting any claim or equitable adjustment against Seller with respect to any Government Contract; and there are no material disputes between Seller and the United States Government for any prime contract under the Contract Dispute Act nor are there any such material disputes as to which Seller has received notice in writing under any other Federal statute arising under or relating to any Government Contract.

           (b) Seller has not received any written notice of the intention of any contracting officer or prime contractor to terminate any Government Contract for either convenience or default. Seller has not received any show cause notices, cure notices, or negative determinations of responsibility with respect to any Government Contract.

           (c) Seller has not asserted any claim or request for equitable adjustment requesting money, interpretation of contract terms, or other relief under any Government Contract.

           (d) Seller has not received written notice of any failure to comply in all material respects with the Truth in Negotiations Act (10 U.S.C.(S) 2306a, 41 U.S.C.(S) 254(d)) or to submit where required cost or pricing data that were accurate, complete and current.

           (e) Seller has not received written notice that either Seller or any of its directors, officers, employees, agents, or consultants is under administrative, civil, or criminal investigation, indictment or information, audit or internal investigation with respect to any irregularity, misstatement, or omission regarding any Government Contract.

           (f) Seller has not received written notice that any suspension or debarment action has been commenced against the Company with respect to any Government Contract.

           (g) Seller has fully complied with all of its obligations under applicable Government Contracts relating to any government furnished property or similar property or equipment owned by the United States, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

          (h) The Business has complied with all Cost Accounting Standards and has accounted for all Government Contracts in accordance with disclosure statements furnished to and reviewed by the United States Government, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

          (i) Seller possesses all necessary facility security clearances and permits for the execution of its obligations under any Government Contract and
Schedule 4.14(i) sets forth all facility security clearances held by Seller (except to the extent disclosure thereof is prohibited by the Industrial Security Manual).

          4.15 Product Warranty. Except as set forth on Schedule 4.15, since
               ----------------
January 1, 1998, Seller has not received any claims for product liability or breach of warranty (whether or not covered by insurance) nor has Seller given written notice to any customer of any defect or deficiency with respect to products designed, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to the Closing.

          4.16 Government-Furnished Property or Equipment. Schedule 4.16
               ------------------------------------------
identifies to the Knowledge of Seller (i) by description or inventory number all material Government-Furnished Property that is or should be in the possession of Seller and (ii) each Government Contract to which each such item of Government-Furnished Property relates. "Government-Furnished Property" shall mean all machinery, equipment, tools, dies, spare parts and all other personal property and fixtures loaned, bailed or otherwise furnished by the United States government to the Seller pursuant to the Government Contracts. Buyer and Seller shall cooperate after the Closing Date to correct any inaccuracies in Schedule
4.16 and effect any appropriate transfers of property.

          4.17 Customers, Distributors and Suppliers. Schedule 4.17 sets
               -------------------------------------
forth a complete and accurate list of the names and addresses of Seller's (i) ten (10) largest customers for the most recent fiscal year, showing the approximate total sales in dollars by Seller to each such customer during such fiscal year; and (ii) the ten (10) largest suppliers for the most recent fiscal year showing the approximate total purchases in dollars by Seller from each such supplier during such fiscal year. As of the date hereof, Seller has not received any written notice from any customer or supplier named on Schedule 4.17 of any intention to terminate or materially reduce purchases from or supplies to Seller.

          4.18 Insurance. Schedule 4.18 contains a complete list of the
               ---------
current insurance policies held by Seller in respect of the Business, copies of which have been made available to Buyer. All policies listed on Schedule 4.18
(i) are valid, outstanding and enforceable policies and (ii) will not terminate or lapse by reason of the transactions contemplated by this Agreement. Seller has not received (i) any written notice of cancellation of any such policies or refusal of coverage thereunder, (ii) any written notice that any issuer of any of such policies has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other written notice that such policies are no longer in full force and effect or that the issuer of any of such policies is no longer willing or able to perform its obligations thereunder.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

         Buyer hereby represents and warrants to Seller as follows:

         5.1   Authority; No Conflicts; Governmental Consents.
               ----------------------------------------------

               (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the Transactions. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of the Transaction Documents and the Transactions have been duly and properly taken. This Agreement has been, and the Transaction Documents, when executed, will be, duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

               (b) The execution and delivery of this Agreement does not and of the other Transaction Documents will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any material Lien upon any of the properties or assets of Buyer under, any provision of (i) the Certificate of Incorporation or By-Laws of Buyer, (ii) any Contractual Obligation of Buyer or (iii) any material judgment, order or decree or, subject to the matters described in clause (c) below, statute, law, ordinance, rule or regulation applicable to Buyer or its property or assets.

               (c) No material consent, approval, license, permit order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority is required to be obtained or made by or with respect to Buyer or its Affiliates in connection with the execution and delivery of the Transaction Documents or the consummation by Buyer of the Transactions, other than (A) compliance with and filings and notifications under applicable state environmental laws and (B) compliance with and filings under the HSR Act.

         5.2   Actions and Proceedings, Etc. There are no: (a) outstanding
               -----------------------------
judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Buyer or (b) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer in either case that are reasonably likely to materially and adversely affect the ability of Buyer to enter into and perform its obligations under this Agreement.

     5.3       Buyer's  Acknowledgment.  Buyer  acknowledges and agrees that,
               -----------------------
(a) other than the representations and warranties of Seller specifically contained in this Agreement, there are no representations or warranties of Seller either expressed or implied with respect to Seller, the Business or the Transactions and (b) it shall have a right to indemnification solely as provided in Article IX hereof and shall have no claim or right to indemnification with respect to any information, documents or materials furnished by either Seller or any of its officers, directors, employees, agents or advisors, or otherwise available to Buyer.

     5.4       Solvency. Immediately after giving effect to the Transactions,
               --------
Buyer will be able to pay its debts as they become due and will own property which has a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the Transactions, Buyer will have adequate capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either person or future creditors of Buyer.

     5.5       Financing. Buyer has obtained (i) from certain financial
               ---------
institutions firm commitments pursuant to a commitment letter dated June 5, 2000 to provide debt financing and (ii) from Carlyle Partners III, L.P. and its affiliates firm commitments pursuant to a commitment letter dated June 5, 2000 to provide equity financing, which together are sufficient to enable it to consummate the transactions contemplated hereby. A true and complete copy of such commitment letters has been provided to Seller.

     5.6       Limitations on Representations and Warranties. Buyer acknowledges
               ---------------------------------------------
that neither Seller nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business or the Assets or other matters that is not included in this Agreement or the Schedules hereto. Without limiting the generality of the foregoing, except as expressly covered by a representation or warranty set forth in Article IV, neither Seller nor any other Person has made a representation or warranty to Buyer with respect to (i) any projections, estimates or budgets for the Business made available to Buyer, (ii) any material, documents or information relating to the Business made available to Buyer or its counsel, accountants or advisors in Seller's data room or otherwise, or (iii) the information contained in the Confidential Management Presentation made April 20 and 21, 2000.

                                  ARTICLE VI

                              COVENANTS OF SELLER
                              -------------------

    Seller covenants and agrees as follows:

     6.1       Access. Subject to the provisions of Section 7.1 hereof, prior to
               ------
the Closing, Seller will give Buyer and its representatives, employees, counsel and accountants reasonable access during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Business for purposes of investigating its assets, operations, prospects, obligations and liabilities; provided, however, (i) that such access does not unreasonably disrupt the normal operations of the Business, and (ii) that Seller is under no obligation to disclose to

Buyer any (A) "Classified Information" other than in compliance with the DIS Industrial Security Regulations, the DIS Industrial Security Manual and any other applicable government security regulations, (B) any information, the disclosure of which is restricted by Contract or the Requirement of Law, except in strict compliance with the applicable Contract or Requirement of Law and (C) any information as to which the attorney-client privilege may be available, until a mutually satisfactory joint defense agreement has been executed by Buyer and Seller.

     6.2       Ordinary  Conduct. Except as contemplated by this Agreement or as
               -----------------
set forth in Schedule 6.2, from the date hereof to the Closing, Seller agrees to cause the business of the Business to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts, consistent with past practices, to preserve relationships with employees, customers, suppliers and others with whom the Business deals. Except as contemplated by this Agreement or as set forth in Schedule 6.2, Seller will not, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed, (i) take any action which would cause the representations and warranties of Seller herein to be untrue in any material respect or (ii) transfer any employee of the Business to another business of Seller or transfer any employee of another Seller business to the Business. Seller will provide Buyer with interim monthly financial statements of the Business and other management reports as and when they are available. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement:

               (a) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

               (b) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any material Assets, or any interests therein, except in the ordinary course of business;

               (c)  (i)    except as otherwise required by law, take any action
     with respect to the grant of any bonus, severance, continuation or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any material respect the compensation or fringe benefits of any employee or pay any benefits not required by any existing Employee Benefit Plan or Employee Benefit Arrangement, in each case other than in the ordinary course of business, consistent with past practice.

                    (ii) make any change in the key management structure of Seller, including, without limitation, the hiring of additional officers or the termination of existing officers other than in the ordinary course of business;

                    (iii) except in the ordinary course of business, adopt, enter into or amend any Employee Benefit Plan or Employee Benefit Arrangement (including, without limitation, any collective bargaining or employment agreement), or any trust, fund or other arrangement for the benefit or welfare of any employee;

               (d) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof if the assets or business so acquired would be included in the Business;

               (e) make any capital expenditure or enter into any commitment for capital expenditures, except in accordance with the capital expenditures budget heretofore delivered to Buyer;

               (f) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, and replace inoperable, worn-out or obsolete or destroyed Assets, in each case in accordance with Seller's past practice;

               (g) make any material loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

               (h) make any settlement or compromise with tax authorities, apply to change any material method of accounting for Tax purposes or make any material Tax elections, to the extent that any of the foregoing affect the Assets of the Sold Subsidiaries;

               (i) intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be become untrue in any material respect;

               (j) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.3       Insurance; Administration of Insurance. Seller shall keep, or
               ---------------------------------------
cause to be kept, all insurance policies presently maintained relating to the Business and its properties, or replacements therefor, in full force and effect through the close of business on the Closing Date. At the Closing, Seller and Buyer agree to enter into an insurance administration agreement, in form reasonably acceptable to Seller and Buyer, covering any insurance policy maintained by Seller applicable to the Assets providing that Seller shall continue to administer all such policies, and submit Claims of Buyer thereunder, consistent with Seller's corporate practice (including any decision to terminate, commute or modify any such policy), and shall include appropriate arrangements for the allocation of deductibles under current coverage and claims processing. From and after the Closing, Seller agrees to use all reasonable efforts to cause Buyer to be added as an additional named insured under any such insurance policy; provided, that, Seller shall notify Buyer of any costs associated with the foregoing and if Buyer so elects, Seller shall proceed to have Buyer added as an additional named insured and Buyer shall reimburse Seller for the costs incurred by Seller in connection therewith.

     6.4       Accounts Receivable. For a period of sixty (60) days after the
               -------------------
Closing, on the first business day of each week after the Closing Date, and thereafter, promptly following receipt of proceeds from accounts receivable of the Business, Seller agrees to promptly forward to Buyer any and all proceeds from accounts receivable of the Business that are received by Seller after the Closing Date. If, after the Closing Date, Seller receives any payment from any Person who at the time of such payment has outstanding accounts payable to Seller, on the one hand (for the purposes of this Section, "Seller Accounts Receivable"), and to Buyer, on the other hand (for the purposes of this Section, "Buyer Accounts Receivable"), and the payment (a) does not indicate whether it is in respect of Seller Accounts Receivable or Buyer Accounts Receivable or (b) indicates that it is in payment of both Seller Accounts Receivable and Buyer Accounts Receivable without specifying the portion to be allocated to each, then Seller and Buyer shall consult with one another to determine the proper allocation of such payment; and, if they are unable to reach agreement on the proper allocation, such payment shall be applied so as to retire Seller Accounts Receivable and Buyer Accounts Receivable in chronological order based upon the period of time such accounts receivable have existed on the books of Seller or Buyer, as the case may be.

     6.5       Confidential Information. On and after the day of the Closing,
               ------------------------
Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to hold, in confidence, unless compelled to disclose by any Requirement of Law, all confidential documents and information concerning the Business (including any confidential information or documents provided to it pursuant to Section 8.6 and any trade secrets or other proprietary information forming a part of the Intellectual Property) (the "Confidential Information"), except to the extent that such information is (a) in the public domain through no fault of Seller or any of its Representatives or (b) later lawfully acquired by Seller on a non-confidential basis from sources other than Buyer or any of its Affiliates. The obligation of Seller to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as Seller would take to preserve the confidentiality of its own similar information.

     6.6       No Solicitation.
               ---------------

               (a) From the date hereof through the Closing or the earlier termination of this Agreement, Seller shall not, and shall use all reasonable efforts to cause its representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person, other than Buyer and its representatives, concerning any sale of all or any substantial portion of the Assets or the Business, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Business (each such transaction being referred to herein as a "Proposed Acquisition Transaction").

               (b) Seller will promptly notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, except to the extent that any such notification would violate any existing agreement of Seller.

     6.7       Covenant Not To Compete.  Seller agrees that for a period of six
               -----------------------
years from and after the Closing Date, it shall not, directly or indirectly through any of its Affiliates, engage in any business that competes directly with the Business in supplying any existing customer of the Business or Airbus any of the commercial or C-17 products currently manufactured by the Business directly for third party customers or any natural follow-on products representing modifications or improvements of such products for existing third party customers on current or successor programs or any similar products in the case of Airbus (collectively "Competitive Activities"); provided, however, that nothing herein shall prohibit:

                         (i) an investment of less than 20% of the equity securities (as determined at the time of the investment) in a Person;

                         (ii) any acquisition by Seller of another Person which is engaged in a Competitive Activity, if such Competitive Activity represents (A) during the first three years from and after the Closing Date, the lesser of (x) less than one-third of such Person's revenues and less than one-third of such Person's assets or (y) $300,000,000 in revenues of such Person and (B) thereafter, less than one-third of such Person's revenue and less than one-third of such Person's assets; or

                         (iii) any such Competitive Activity by another Person if such Person has acquired Seller or substantially all of its assets; provided, however, that the restrictions of this Section 6.7 shall remain applicable to Seller and its assets after such acquisition whether the business of Seller is held as a separate legal entity or a division of such acquiring Person.

     The provisions of this Section 6.7 shall be deemed to be a separate covenant in each country in which the Business is currently engaged in Competitive Activities. Seller acknowledges and agrees that the time, scope, geographic area and other provisions of this covenant not to compete have been specifically negotiated by sophisticated parties and that such provisions are reasonable under the circumstances. The parties further agree that if, despite the foregoing acknowledgment, a court or other tribunal of competent jurisdiction holds that any of the restrictions of this covenant not to compete are unenforceable, the maximum restrictions of time, scope or geographic area reasonable under the circumstances, as determined by such court or tribunal, shall be substituted for any such restrictions held unenforceable.

                                  ARTICLE VII

                              COVENANTS OF BUYER
                              ------------------

     Buyer covenants and agrees as follows:

     7.1       Confidentiality. Buyer acknowledges that the information being
               ---------------
provided to it by Seller is subject to the terms of a confidentiality letter agreement dated January 31, 2000 between Buyer and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate; provided, however, that Buyer acknowledges that the Confidentiality Agreement will terminate only with respect to information relating solely to the Business; and provided, further, however, that Buyer acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the date of the Closing.

     7.2       Waiver of Bulk Sales Law Compliance. Buyer hereby waives
               -----------------------------------
compliance by Seller with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which Assets are located and all other similar Requirements of Law applicable to bulk sales and transfers, to the extent applicable to the Transactions.

     7.3       Excluded Assets.  If, after the Closing Date, and except as
               ---------------
otherwise provided in Section 7.5, Excluded Assets shall remain on the premises utilized or controlled by Buyer, then Buyer shall take reasonable steps at the request and expense of Seller to deliver such Excluded Assets to such Seller, and so long as such assets remain in Buyer's control, shall exercise reasonable care with respect thereto, and in no event less care than with respect to its own properties.

     7.4       Change of Company Names.  Effective on or promptly after the
               -----------------------
Closing Date, Buyer will take such actions as are necessary under local law to remove the name "Northrop" from that of any of the Sold Subsidiaries it will operate after the Closing; provided, however, that Buyer may use such name until the earlier of (i) effectiveness of the name change or (ii) the second anniversary of the Closing Date.

     7.5       Government-owned and Government Furnished Property. Except for
               --------------------------------------------------
those items listed on Schedule 7.5, on and after the Closing Date, Buyer shall assume responsibility for all property or equipment owned or leased by the United States located at any of the Business Properties, including, but not limited to, managing, maintaining, storing, tracking, reporting on, accounting for, protecting, repairing, preserving, and disposing of any such property or equipment, as well as any loss, destruction, or damage to such property or equipment. Seller shall retain responsibility for all items of such property or equipment listed on Schedule 7.5; provided, however, Buyer agrees to store such items at its facilities without charge to Seller until such time as either Seller or the United States provides instructions to the Buyer regarding the disposition of such items.

     7.6       Title  Insurance.  Buyer agrees to use its reasonable best
               ----------------
efforts to obtain title insurance, at its expense, for Owned Properties, in amounts equal to Buyer's good faith estimate as to the value thereof.

                                 ARTICLE VIII

                               MUTUAL COVENANTS
                               ----------------

     Each of Seller and Buyer covenant and agree as follows:

     8.1       HSR Filings; Permits; Novations and Consents.
               --------------------------------------------

               (a) Seller and Buyer will as promptly as practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Seller and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Seller and Buyer will use all reasonable efforts to obtain any clearance required under the HSR Act for the Transactions.

               (b) As promptly as practicable after the date hereof, Buyer and Seller shall make all other filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties, required to consummate the Transactions. Buyer and Seller shall furnish promptly to each other all information that is not otherwise available to the other party and that such party may reasonably request in connection with any such filing. Buyer and Seller shall use reasonable efforts to obtain such consents to the assignment of the Assigned Contracts as may be required; provided, however, that Seller shall not be required to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

               (c) As soon as practicable following the Closing, Buyer shall prepare (with Seller's assistance), in accordance with Federal Acquisition Regulations Part 42, (P) 42.12 and any applicable agency regulations or policies, a written request meeting the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, (P) 42.1202(a)), which shall be submitted by Seller to each Responsible Contracting Officer, for the United States Government to (i) recognize Buyer as Seller's successor in interest to all the Assigned Contracts constituting Government Contracts, and (ii) to enter into a novation agreement (a "Novation Agreement") in form and substance reasonably satisfactory to Buyer and Seller and their respective counsel, pursuant to which, subject to the requirements of the Federal Acquisition Regulations Part 42, all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to Buyer by all parties thereto. Buyer shall provide to Seller promptly any information regarding Buyer required in connection with such request.

Seller and Buyer shall each use reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information by the United States Government with regard to such Novation Agreements; provided, however, that Seller shall not be required to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

          (d) In the event that any and all novations, transfer or other agreements, consents, approvals or waivers necessary for the assignments, transfer or novation of any Assigned Contract, or any claim, right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing Date, then as of the Closing, this Agreement, to the extent permitted by law, shall constitute full and equitable assignment by Seller to Buyer of all of Seller's right, title and interest in and to, and all of Seller's obligations and liabilities under, such Assigned Contracts, and Buyer shall be deemed Seller's agent for purpose of completing, fulfilling and discharging all of Seller's liabilities under any such Assigned Contract. The parties shall take all necessary steps and actions to provide Buyer with the benefits of such Assigned Contracts, and to relieve Seller of the performance and other obligations thereunder, including entry into subcontracts for the performance thereof. Buyer agrees to pay, perform and discharge, and indemnify Seller against and hold Seller harmless from, all obligations and liabilities of Seller relating to such performance or failure to perform under such Assigned Contracts subject to the provisions of Section 2.3(j).

          (e) In the event Seller shall be unable to make the equitable assignment described in Section 8.1(d), or if such attempted assignment would give rise to any right of termination, or would otherwise adversely affect the rights of Seller or Buyer under such Assigned Contract, or would not assign all Seller's rights thereunder at the Closing, Seller and Buyer shall continue to cooperate and use all reasonable efforts to provide Buyer with all such rights. To the extent that any such consents and waivers are not obtained, or until the impediments to such assignment are resolved, Seller shall use all reasonable efforts (without the expenditure, in the aggregate, of any material sum) to (i) provide to Buyer, at the request of Buyer, the benefits of any such Assigned Contract to the extent related to the Business, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer and (iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any such Assigned Contract against any third Person (including any Governmental Authority) including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer. To the extent that Buyer is provided the benefits of any Assigned Contract referred to herein (whether from Seller or otherwise), Buyer shall perform at the direction of Seller and for the benefit of any third Person (including any Governmental Authority) the obligations of Seller thereunder or in connection therewith, and Buyer agrees to pay, perform and discharge, and indemnify Seller against and hold Seller harmless from, all obligations and liabilities of Seller relating to such performance or failure to perform, and in the event of a failure of such indemnity, Seller shall cease to be obligated under this Agreement in respect of the Assigned Contract which is the subject of such failure subject to the provisions of Section 2.3(j).

     8.2  Reasonable Efforts. Subject to the terms and conditions of this
          ------------------
Agreement (including the limitations set forth in Section 8.1), each party will use all reasonable efforts to cause the Closing to occur. Each of Seller and Buyer will promptly notify the other promptly after learning of the occurrence of any event or circumstance which would reasonably be expected to cause any condition to Closing not to be satisfied. In connection with the foregoing: (i) neither Buyer nor Seller shall be required to make any material payments; and (ii) Buyer shall not be required to agree to any material modifications to the terms of any Contract, Lease or Permit or to dispose of any material portion of the Assets or any other assets owned by Buyer.

     8.3  Publicity. Seller and Buyer agree that, from the date hereof through
          ---------
the Closing Date, no public release or announcement concerning the Transactions shall be issued without the prior consent of each party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by any Requirement of Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, Seller shall provide Buyer access to, and facilitate meetings with, the employees of the Business for the purposes of making announcements concerning, and preparing for the consummation of, the Transactions.

     8.4  Cooperation After Closing. Buyer and Seller shall cooperate with each
          -------------------------
other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Business to Buyer and to minimize any disruption to the respective businesses of Seller or the Business that might result from the Transactions. Neither party shall be required by this Section 8.4 to take any action that would unreasonably interfere with the conduct of its business.

     8.5  Records. After the Closing, upon reasonable written notice and at
          -------
Buyer's sole expense, Seller agrees to furnish or cause to be furnished to Buyer and its representatives (including its auditors), access at reasonable times and during normal business hours to such information relating to the Business in Seller's possession as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms, the defense of any Tax Claim or assessment, or otherwise and will permit Buyer or such representatives to make abstracts from, or copies of, any of such information, or to obtain temporary possession of any thereof as may be reasonably required by Buyer at Buyer's sole cost and expense; provided, however, that such access does not unreasonably disrupt the normal operations of such Seller. After the Closing, upon reasonable written notice and at Seller's sole expense Buyer will afford authorized representatives of Seller (including its auditors) access to such Records in Buyer's possession at reasonable times and during normal business hours at the principal business office of the Business, or at such other location or locations at which such Records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of such Records, or to obtain temporary possession of any thereof as may be reasonably required by Seller at such Seller's sole cost and expense; provided, however, that such access does not unreasonably disrupt the normal operations of Buyer. After the Closing, Buyer will, at Seller's expense (limited, however, to Buyer's reasonable out-of-pocket expenditures without regard to any employee cost or other overhead expenses), cooperate with Seller in furnishing information, evidence, testimony, and other reasonable assistance in connection with any action, proceeding, Tax audit, or investigation to which such Seller or any of its Affiliates is subject relating to the business of the Business prior to the

Closing. In respect of the Records subject to this Section 8.5, Seller and Buyer will follow the same retention and disposal procedures as are used by Seller for similar documents and records in its other businesses.

     8.6   Use of Trademark and Trade Names. Notwithstanding anything to the
           --------------------------------
contrary in this Agreement, Buyer shall not have the right to use any trademark or trade name of Seller, except to the extent provided for in the Intellectual Property Agreement.

     8.7   Intercompany Work Orders. Seller and Buyer agree that at the date of
           ------------------------
this Agreement there are in place certain intercompany work orders ("IWO's") as set forth on Schedule 8.7 pursuant to which the Business is performing work for other business units of Seller and/or other business units of Seller are performing work for the Business. Seller and Buyer agree that prior to the Closing, the IWO's listed on Schedule 8.7 and any additional such orders which are entered into after the date hereof will be converted into fixed price contracts using Seller's standard procurement terms and conditions (including the establishment of appropriate base line scope of work and procedures for equitable adjustment) for the relevant program and reflecting that portion of the budgeted value of the IWO (which budgeted value should represent the fully burdened, estimated cost of performance) that has not been incurred and transferred to the benefiting organization. In the case of Buyer, the IWO's as converted shall become Assigned Contracts as of the Closing Date.

     8.8   Non-Interference. Each of Seller and Buyer agrees that for a period
           ----------------
of two years following the Closing, it will not solicit or attempt to solicit any salaried employee, officer, representative, consultant, or other agent of the other (whether such person is presently or may hereinafter be employed by such person) to leave such person's employ or otherwise interfere with the employment relationship between any such person and Buyer or Seller (as the case may be); provided, however, that this Section shall not preclude advertisements for open jobs.

     8.9   Notification of Certain Matters. From the date hereof through the
           -------------------------------
Closing, Seller shall give prompt notice to Buyer and Buyer shall give prompt notice to Seller of (a) the occurrence or failure to occur of an event which occurrence or failure would be likely to cause any of Seller's or Buyer's respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of Seller or Buyer to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition.

     8.10  Tax Returns of Sold Subsidiaries. Seller shall cause to be prepared
           --------------------------------
in a manner consistent with past practices all Tax Returns of each Sold Subsidiary and all Tax Returns required to include one or more of the Sold Subsidiaries for taxable years or periods ending on or before the Closing Date but which are due to be filed after the Closing Date (taking into account any applicable extensions of time for filing). Seller shall cause such Tax Returns to be filed in a timely fashion (taking into account any applicable extensions of time for filing). Seller shall cause to be timely paid all Taxes required to be paid for the periods covered by such tax Returns. Notwithstanding the foregoing, Seller shall not be required to pay any Taxes required to be paid for the period covered by such Tax Returns to the extent reserves for such Taxes are established on the Closing Statement of Assets and Liabilities (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income). Buyer shall cause to be prepared all federal, state and local Tax Returns of each Sold Subsidiary for periods that begin before the Closing Date and end after the Closing Date. Buyer shall cause such Tax Returns to be filed in a timely fashion (taking into account any applicable extensions of time for filing).

     8.11  Section 338(h)(10) Election.
           ---------------------------

           (a) Buyer may elect to cause Seller, any relevant Selling Subsidiary and Buyer to jointly make the election provided by Section 338(h)(l0) of the Code for the acquisition of the stock of the Sold Subsidiaries in accordance with Treas. Reg. (S) 1.338(h)(l0)-1(d) on IRS Form 8023, and to make a joint election under any corresponding state, local or foreign tax law (the "Election") with respect to the purchase and sale of the stock of the Sold Subsidiaries by notifying Seller in writing (the "Section 338 Election Notice") at any time on or before the date that is 60 days prior to the deadline for filing the Election (the "Election Deadline"). Seller and Buyer shall provide to the other all necessary information to permit the Election to be made. Seller, any relevant Selling Subsidiary and Buyer shall, as promptly as practicable following the receipt of a 338 Election Notice, take all actions necessary and appropriate (including filing IRS From 8023 and other such forms, returns, elections, schedules, attachments and other documents as may be required (the "Forms")) to effect and preserve a timely Election.

           (b) Buyer, Seller and any relevant Selling Subsidiary agree that the aggregate fair market value of the assets of each Sold Subsidiary (the "Aggregate Fair Market Value") will be appraised at Buyer's expense as part of the Appraisal under Section 2.6 hereof.

           (c) In connection with the Election, Buyer and Seller shall mutually determine (i) the amount of the modified aggregated deemed sales price ("MADSP") of the Target Shares (within the meaning of Treas. Reg.(S) l.338(h)(l0)-1(f)) and (ii) based on the Aggregate Fair Market Value as determined in the Appraisal, the proper allocation of the MADSP among the assets of each Sold Subsidiary for which an Election is made in accordance with Treas. Reg.(S) 1.338(h)(l0)-1(f). The allocations referred to in the preceding sentence are referred to herein as the "338 Allocations." Buyer, Seller and any relevant Selling Subsidiary will calculate the gain or loss, if any, in a manner consistent with the Allocations, and Buyer, Seller and any relevant Selling Subsidiary will not take any position inconsistent with the 338 Allocations in any Tax Return (subject to appropriate adjustments pursuant to Treas. Reg.(S) 1.338(h)(l0)-1(f)(4)).

           (d) In the event Buyer delivers a Section 338 Election Notice to Seller, Buyer shall prepare each Form based on the 338 Allocations, and shall, no later than thirty (30) days prior to the latest date for the filing of each Form, deliver each Form to Seller for Seller's approval, which approval shall not be unreasonably withheld.

     8.12  Leaseback Arrangements and Certain Post-Closing Support. Prior to the
           -------------------------------------------------------
Closing, Seller and Buyer agree to enter into a lease, license or other occupancy agreement, in form reasonably satisfactory to Seller and Buyer, to provide for the continued occupancy by Seller after the Closing of certain space in the Business Property for specified periods as more fully described in Schedule 8.12. Seller shall occupy the space rent free but shall be responsible for utilities, operating maintenance, insurance and real property taxes and other reasonable allocated overhead (including for support services specified in Schedule 8.12) to the extent such overhead benefits Seller with respect to the portion of the Business Property occupied by Seller. Upon vacating the foregoing space, Seller shall return the same in its condition as of the date hereof, reasonable wear and tear excepted. Seller shall maintain reasonable and customary insurance covering its occupancy of such space. At no additional charge to Seller, Buyer shall provide to Seller the additional support described in Schedule 8.12.

     8.13 Information Technology Services. Seller and Buyer shall enter into,
          -------------------------------
prior to the Closing, an agreement to provide the information technology services defined in Schedule 8.13 on terms and conditions substantially the same as those reflected on Schedule 8.13.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1  Indemnification by Seller. Subject to the terms and conditions of this
          -------------------------
Article IX and except with respect to the matters that are the subject of Sections 9.8 and 9.9, Seller shall indemnify Buyer and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such Indemnified Person to the extent arising from (a) if the Closing occurs, any breach of any representation or warranty of Seller contained in this Agreement or any Ancillary Agreement which survives the Closing or in any certificate, instrument or other document delivered pursuant hereto, (b) any material breach of any covenant of Seller contained in this Agreement or any Ancillary Agreement or (c) if the Closing occurs, the existence of, or the failure of Seller to pay, perform and discharge when due, any of the Excluded Liabilities, whether such Excluded Liabilities are liabilities of Seller or of any of the Sold Subsidiaries (including, without limitation, any Losses as a result of the failure of Seller to comply with any Bulk Sales Laws referred to in Section 7.3); provided, however, that Seller shall have no liability under Section 9.1(a) unless the aggregate of all Losses relating thereto for which Seller would, but for this proviso, be liable exceeds $15,000,000 (Fifteen Million Dollars) (and then only to the extent of any such excess); and provided further, however, that Seller's aggregate liability under
Section 9.1(a) shall in no event exceed $150,000,000 (One Hundred Fifty Million Dollars).

     9.2  Indemnification by Buyer. Subject to the terms and conditions of this
          ------------------------
Article IX, Buyer shall indemnify Seller and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such Indemnified Person to the extent arising from
(a) if the Closing occurs, any breach of any representation or warranty of Buyer contained in this Agreement or any Ancillary Agreement which survives the Closing or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith, (b) any material breach of any covenant of Buyer contained in this Agreement or any Ancillary Agreement, (c) if the Closing occurs, the existence of, or the failure of Buyer to pay, perform and discharge when due, any of the Assumed Liabilities and (d) if the Closing occurs, any Loss caused by the ongoing operations of the Business and the Assets after the Closing Date; provided, however, that Buyer shall have no liability under clause 9.2(a) unless the aggregate of all Losses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis $15,000,000 (Fifteen Million Dollars) (and then only to the extent of any such excess); and provided further, however, that Buyer's aggregate liability under Section 9.2(a) shall in no event exceed $150,000,000 (One Hundred Fifty Million Dollars).

     9.3  Losses Net of Insurance, Etc.
          ----------------------------

          (a) The amount of any Loss for which indemnification is provided under this Article IX shall be net of any amounts actually recovered by the Indemnified Person, or which the Indemnified Party is entitled to recover, under insurance policies with respect to such Loss and of any related reserve in respect thereof reflected on the Closing Statement.

          (b) Notwithstanding anything to the contrary elsewhere in this Agreement, no Indemnifying Person shall, in any event, be liable to the other party for any damages not proximately caused by its breach hereunder, any damages for loss of business reputation, or any punitive or exemplary damages. The foregoing shall not be interpreted, however, to limit indemnification for Losses incurred as a result of the assertion by a claimant (other than the parties hereto and their successors and assigns) in a Third-Party Claim of claims for damages of the foregoing type.

          (c) The parties hereto agree that any matter that is subject to resolution by the Accounting Arbitrator pursuant to Section 2.5 shall not be the basis of an indemnification claim under this Article IX, it being the intent of the parties that the Purchase Price adjustment provided in Section 2.5 shall be the sole and exclusive remedy therefor.

          (d) Except as expressly set forth in Section 10.5 as to equitable remedies, the parties hereto agree that the indemnification provisions of this
Article IX are intended to provide the exclusive remedy as to all Losses either may incur arising from or relating to the Transactions, and each party hereby waives, to the extent they may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation.

     9.4  Termination of Indemnification. The obligations to indemnify and hold
          ------------------------------
harmless a party hereto, pursuant to Sections 9.1(a) and 9.2(a), shall terminate when the applicable representation or warranty terminates pursuant to Section 9.8; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Person.

     9.5  Procedures Relating to Indemnification (Other than for Tax Claims). In
          ------------------------------------------------------------------
order for an Indemnified Person to be entitled to any indemnification provided for under this Agreement (other than for Tax Claims) in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Person (a "Third-Party Claim"), such Indemnified Person must notify the Indemnifying Person in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such Indemnified Person of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure (except that the Indemnifying Person shall not be liable for any Losses incurred during the period in which the Indemnified Person failed to give such notice). Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within five Business Days after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third-Party Claim.

     If a Third-Party Claim is made against an Indemnified Person, the Indemnifying Person will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Person and reasonably satisfactory to the Indemnified Person. Should the Indemnifying Person so elect to assume the defense of a Third-Party Claim, the Indemnifying Person will not be liable to the Indemnified Person for legal fees and expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense. The Indemnifying Person shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof (other than during any period in which the Indemnified Person shall have failed to give notice of the Third-Party Claim as provided above). If the Indemnifying Person chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Person's request) the provision to the Indemnifying Person of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis in the manner specified in Section 8.5 hereof to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Person shall have assumed the defense of a Third-Party Claim, the Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Person's prior written consent (which consent shall not be unreasonably withheld or delayed). All Tax Claims (as defined in Section 9.6) shall be governed by Section 9.6.

     9.6  Procedures Relating to Indemnification of Tax Claims.
          ----------------------------------------------------

          (a) If notice of an audit, examination or other proceeding is received from any Tax authority, which, if successful, might result in an indemnity payment to any Person hereunder (a "Tax Indemnitee"), the Tax Indemnitee shall promptly notify the party against whom indemnification is sought (the "Tax Indemnitor") in writing of such potential claim (a "Tax Claim"). If notice of a Tax Claim is not given to the Tax Indemnitor within a sufficient period of time to allow the Tax Indemnitor to effectively participate in such audit, examination or proceeding, or in reasonable detail to apprise the Tax Indemnitor of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the Tax Indemnitor shall not be liable to the Tax Indemnitee to the extent that the Tax Indemnitor's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.

          (b) With respect to any Tax Claim for which it agrees that any resulting Tax is covered by the indemnity given in this Article IX, the Tax Indemnitor shall control that portion of any audit, examination and other proceeding in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto and may, in its sole discretion, either pay any Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that (i) the Tax Indemnitor shall keep the Tax Indemnitee informed regarding the progress and substantive aspects of any such Tax Claim and (ii) the Tax Indemnitor shall not settle or compromise a Tax Claim without giving 15 days' prior notice to the Tax Indemnitee, and without the Tax Indemnitee's consent, which shall not be unreasonably withheld or delayed. The Tax Indemnitee, and each of its Affiliates, shall cooperate with the Tax Indemnitor in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Tax Indemnitor's request) the provision to Tax Indemnitor of Records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

     9.7  Survival of Representations. The representations and warranties in
          ---------------------------
this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of this Article IX and, except as set forth in the next two sentences, shall terminate at the close of business eighteen (18) months after the Closing Date. The representations and warranties in Sections 4.1(a), the first sentence of Section 4.4 and the second sentence of
Section 4.5 shall survive indefinitely, the representations and warranties in
Section 4.9 shall survive for seven (7) years after the Closing Date and the representations and warranties in Section 4.3 shall survive for the applicable statute of limitations pertaining to the underlying liability plus 60 days. Survival of the representations and warranties in Section 4.10 is covered by
Section 9.8 dealing with environmental indemnification.

     9.8  Environmental Liability.
          -----------------------

          (a) Subject to the limitations set forth below, Seller shall indemnify Buyer and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such indemnified Person to the extent arising from (i) any breach of any representation or warranty of Seller set forth in Section 4.10 of this Agreement or (ii) any Assumed Liability arising from any Pre-Closing Environmental Condition (any of the matters described in clauses (i) or (ii) above are collectively referred to as "Pre-Closing Environmental Liabilities"). Seller shall not have any financial obligation or liability for Pre-Closing Environmental Liabilities unless the aggregate of all Pre-Closing Environmental Liabilities for which Seller, but for this sentence, would be liable exceeds an amount equal to $7,500,000, in which case Seller's liability shall be for eighty percent (80%) and Buyer's liability shall be for twenty percent (20%) of any such excess over $7,500,000 until the amount of such excess reaches a total amount of $30,000,000, and thereafter Seller shall be liable for 100% of any such excess over $30,000,000. The provisions of Section 9.3 shall be applicable to this

Section 9.8. In accordance with the foregoing, Buyer's maximum total liability for Pre-Closing Environmental Liabilities shall be $12,000,000.

          (b) Buyer shall indemnify Seller and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such indemnified Person to the extent arising from:

               (i) The first $7,500,000 in Pre-Closing Environmental Liabilities, and for 20% of any excess over $7,500,000 until the amount of such excess over $7,500,000 reaches a total amount of $30,000,000, Buyer having no liability for any such excess over $30,000,000; and

               (ii) All liability and costs incurred to address, investigate, assess, characterize, monitor, remove, contain and/or remediate any contamination by Hazardous Material caused by Buyer or its agents, representatives or consultants after the Closing.

          (c) Buyer acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims against Seller relating to environmental, health and safety matters shall be pursuant to the indemnification provisions set forth in this Section 9.8. In furtherance of the foregoing, Buyer hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Seller, its officers, directors, employees and agents arising under or based upon any Environmental Law.

          (d) Seller acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims against Buyer relating to environmental health and safety matters shall be pursuant to the indemnification provisions set forth in this Section 9.8. In furtherance of the foregoing, Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Buyer, its officers, directors, employees and agents arising under or based upon any Environmental Law.

          (e) Notwithstanding any other provision of this Agreement to the contrary, Seller shall have no liability pursuant to this Section 9.8 for Pre-Closing Environmental Liabilities: (i) not made known to Seller by Buyer in a written statement within ten (10) years of the Closing Date setting forth in reasonable detail the nature and extent of each Pre-Closing Environmental Liability covered thereby and (ii) as to Remedial Actions, for which any expenditures are made or costs incurred twenty (20) years or more after the date of Closing; provided, however, that expenditures for Pre-Closing Environmental Liabilities that are not Remedial Actions (e.g., a Third Party Claim based on a common law tort cause of action) are not subject to the 20 year time limit provided in this Section 9.8(e)(ii).

          (f) To the extent that Seller shall have indemnification obligations for the cost and performance of Remedial Action, such Remedial Action shall be limited to that required under Environmental Laws by any Governmental Authority. Seller's obligations to conduct Remedial Action shall cease to the extent that it has paid the costs of such Remedial Action and has received notice from the pertinent Governmental Authority that no further Remedial Action is required or, if such Governmental Authority has not responded within a reasonable time to

Seller's request for such written notice, a certification by Seller's environmental consultant that no such further Remedial Action is required; provided, however, that Seller's obligations to conduct Remedial Action shall revive if the Governmental Authority requires further Remedial Action.

          (g) Seller's obligations for the cost and performance of Remedial Action on an Owned Property shall be limited to the continued industrial use of the Owned Property. Seller shall not be required to conduct a Remedial Action to the extent that Remedial Action is related to the use of the Owned Property for any residential or other non-industrial purpose.

          (h) Seller's obligations to conduct a Remedial Action do not include any obligation to remediate:

               (i) Hazardous Material used as construction materials in, on or otherwise affixed to structures or improvements on any Owned Property, including asbestos, urea formaldehyde foam insulation, lead-based paint or coatings;

               (ii) Hazardous Material introduced after the Closing into the soil or groundwater of the Owned Property (other than introductions into the environment as a result of the migration of Hazardous Materials actually present in the environment prior to the Closing, such as the migration through soil or groundwater after the Closing of Hazardous Material released prior to the Closing);

               (iii) Any increase in soils or groundwater contamination or exacerbation of existing contamination as a result of the acts or omissions after the Closing of Buyer.

          (i)  (i)   Seller shall remain responsible for and shall direct the
     performance of Remedial Action related to any Pre-Closing Environmental Condition and the costs of such Remedial Action shall be allocated pursuant to subsection (a) of this Section 9.8. In addition, with the written approval of the other party, either party may undertake such Remedial Action as is required under any Environmental Law or otherwise is appropriate. In the event Seller shall no longer desire to direct the performance of Remedial Action for Pre-Closing Environmental Conditions at one or more sites, Seller may request that Buyer direct such performance. Buyer may, at its sole discretion, agree to direct the performance of the Remedial Action, and Buyer and Seller may allocate responsibilities for such direction subject to such terms and conditions as they may determine.

               (ii) Buyer shall, for the first $7,500,000 of expenditures, have the right to review and approve (i) Seller's selection of any consultant or contractor designated to perform the Remedial Action and (ii) the development of the scope of work for, and type of, Remedial Action to be implemented. Thereafter, when $7,500,000 has been expended, Buyer shall, for any further Remedial Action, have the right to review and provide Seller with written comments on (i) and (ii) which comments Seller shall reasonably review and consider.

                    (iii) Prior to commencing any Remedial Action after the Closing or presenting after the Closing any plan for Remedial Action to any Governmental Authority having jurisdiction over such Remedial Action or to any person making a Third Party Claim for which Seller is in whole or in part responsible, Seller shall meet and consult with Buyer in good faith concerning such remedial Action. In connection with the performance of any Remedial Action by Seller, Seller shall:

                          (1) Provide the Buyer with reasonable notice of any meetings with any such Governmental Authority or any such other Person to afford Buyer or its representatives the right to participate in such meetings;

                          (2) Provide the Buyer with a reasonable opportunity to preview and comment upon any submissions Seller plans to deliver or submit to any such Governmental Authority or any such other Person;

                          (3) Meet and consult with the Buyer in good faith over the time, manner and conditions for the completion of the Remedial Action

                          (4) Avoid unreasonable interference with business conducted or planned to be conducted at the site in question;

                          (5) Provide the Buyer with five (5) Business Days' prior notice (which may be oral) of material actions to be taken at the site in question in connection with Remedial Action undertaken by Seller, and permit the Buyer the opportunity to have its representatives present to observe such Remedial Action;

                          (6) Properly dispose of all Hazardous Materials removed from the soil or groundwater of the site in question in connection with such Remedial Action;

                          (7) After completion of any Remedial Action, to restore the surface of the site in question to a condition substantially similar to its condition prior to the performance of the Remedial Action, subject to any intervening changes in surface conditions not caused by such Remedial Action.

               (j) With respect to the Seller's rights and obligations in respect of Remedial Action, Buyer agrees as follows:

                    (i) It will grant to Seller access (in form and substance reasonably acceptable to Seller and at no cost to Seller) allowing Seller and its representatives and agents under reasonable terms and conditions so as to not interfere with normal business operations, to enter upon the real property included in the Owned Property and use all facilities or equipment located thereon and to install equipment for the purpose of performing the Remedial Action and carrying out its rights and obligations under this Section;

                           (ii)  Except as necessary for the reasonable
         operation or disposition of the business, it will not relocate, disturb or interfere with such equipment or the performance of such Remedial Action in compliance with the provisions of this Section;

                           (iii) It will provide Seller and its representatives and agents with reasonable access to environmental and other relevant, non-privileged records respecting the site for the purpose of carrying out such Remedial Action and will provide Seller with copies of all material and communications with any Governmental Authority about existing soils contamination, Remedial Action or other matters pertaining to Seller's obligations;

                           (iv) It will not submit, or cause to be submitted, to any Governmental Authority any information or comments concerning any Pre-Closing soils contamination or Remedial Action undertaken by Seller except for information routinely submitted to a Governmental Authority or as may be otherwise required by Environmental Law; and

                           (v) It will consult with Seller in good faith prior to extracting, excavating or removing any soil or groundwater at any Owned Property or otherwise disturbing or disrupting the same and, except as provided in Section 9.9(b)(vi) will otherwise make reasonable efforts to avoid taking any action, and will take reasonable steps to cause others to avoid taking any action, that will increase or accelerate any obligation to commence or implement Remedial Action.

                  (k) The parties shall allocate all costs arising from any Remedial Action of Pre-Closing Environmental Conditions in accordance with subsection (a) of this Section 9.8. These costs shall include the out-of-pocket costs of planning for and conducting Remedial Action and the reasonable out-of-pocket oversight costs thereof; provided, however, that Seller's and Buyer's employee and other overhead costs shall not be included in the costs of any Remedial Action. For the first $7,500,000, Seller shall provide Buyer with invoices identifying the costs incurred. Seller shall provide Buyer with invoices identifying the percentage (20%) of such Costs incurred in excess of $7,500,000 and up to $30,000,000. Buyer shall pay all invoices within thirty
(30) calendar days of their submission.

                  (l) The parties shall make a good faith effort to resolve any disputes related to this Section 9.8 through informal negotiation, including the use of third-party technical consultants where appropriate. If the parties are unable to resolve the dispute, the matter shall be submitted to binding arbitration as provided in Section 9.9.

         9.9      Pre-Closing Environmental Liabilities Procedures.
                  ------------------------------------------------

                  (a) After the Closing, each of Buyer and Seller shall notify the other in writing, and in reasonable detail, of any claim in respect of, arising out of or involving a claim made by any Person against the notifying party (the "Notifying Party") constituting a Pre-Closing Environmental Liability, within 15 business days after receipt by the Notifying Party of written notice of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure and except that the indemnifying party shall not be liable for any expenses incurred during the period in which the Notifying Party failed to give such notice. Thereafter, each party shall deliver to the other party, promptly after such party's receipt thereof, copies of all non-privileged notices and documents (including court papers) received by such party relating to the Pre-Closing Environmental Liability claim.

          (b) Excepting the provisions of Section 9.8 regarding Seller's responsibility for and direction of Remedial Action:

               (i) Buyer and Seller shall each be entitled to participate in the defense of any Pre-Closing Environmental Liability claim; provided, that if either Buyer or Seller shall have one hundred percent of the liability in respect thereof, the procedures applicable to a Third Party Claim under Section 9.5 shall apply;

               (ii) Buyer and Seller shall each cooperate in the defense or prosecution of any Pre-Closing Environmental Liability, including the retention and (upon request) the provision to the requesting party of non-privileged records and information which are reasonably relevant to such claim, and making employees (including any Transferred Employees familiar with such claim), available on a mutually convenient basis to provide additional information and explanation of any such records and information;

               (iii) Buyer and Seller shall consult with each other and shall mutually agree on any settlement, compromise or discharge of any Pre-Closing Environmental Liability Claim (which agreement shall not be unreasonably withheld);

               (iv) neither Buyer nor Seller shall admit any liability with respect to, or settle, compromise or discharge, any Pre-Closing Environmental Liability Claim without the other party's prior written consent (which consent shall not be unreasonably withheld); and

               (v) If Seller and Buyer, despite reasonable good faith efforts, cannot agree as to any decision under this Section 9.9, either party may elect to have the disputed matters presented for binding arbitration, provided, further, that, unless Seller and Buyer agree otherwise, any such arbitration shall be completed prior to any deadline set by the applicable Governmental Authority relating to the matter in dispute.

               (vi) Seller shall permit Buyer, if it shall so elect and for the purpose of determining the need for Remedial Action, to make tests, take samples and soil borings and/or conduct groundwater studies and such other investigations. All plans for such testing must be provided to Seller a reasonable period of time before their commencement so as to allow Seller an opportunity to comment and allow Buyer adequate time to incorporate such comments to the extent they are reasonable and appropriate.

               (c) In order to effect the provisions of Section 9.9 and Section 9.8, the parties may, with regard to one or more of the sites, enter into such agreements and other contractual arrangements as they see fit to implement Remedial Action.

     9.10      Treatment of Indemnity Payments.  All indemnity payments made
               -------------------------------
under this Agreement shall be treated by the parties for all Tax purposes as adjustments to the Purchase Price.

                                   ARTICLE X

                              GENERAL PROVISIONS
                              ------------------

     10.1      Assignment.  This Agreement and the rights and obligations
               ----------
hereunder shall not be assignable or transferable by either party other than by operation of law or in connection with a merger or sale of substantially all the assets of such party without the prior written consent of the other, which consent will not be unreasonably withheld; provided, however, that Buyer may without the prior written consent of Seller (a) assign its rights hereunder to any lender providing financing in connection with the Transactions as collateral security or (b) assign its rights and obligations hereunder to an Affiliate of Buyer which shall assume Buyers obligations and liabilities hereunder; provided further, however, that no assignment shall release the assigning party from its obligations hereunder.

     10.2      No Third-Party Beneficiaries. Except as provided in Article IX
               ----------------------------
as to Indemnified Persons and in the Employee Matters Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     10.3      Termination.
               -----------

               (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated (except as set forth in Section 10.3(c)) and the Transactions abandoned at any time prior to the Closing Date:

                    (i)       by mutual written consent of Seller and Buyer;

                    (ii)      by Seller if any of the conditions set forth in
     Section 3.1 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                    (iii)     by Buyer if any of the conditions set forth in
    Section 3.2 shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

                    (iv) by either party hereto, if the Closing does not occur on or prior to August 31, 2000; provided, however, that such date may be extended by either party for up to 30 days if necessary to satisfy the condition in Sections 3.1(c) and 3.2(c).

               (b) In the event of termination by Seller or Buyer pursuant to this Section 10.3, written notice thereof shall forthwith be given to the other party and the Transactions shall be terminated, without further action by either party. If the Transactions are terminated as provided herein:

                    (i) Buyer shall return all documents and copies and other material received from Seller relating to the Transactions, whether so obtained before or after the execution hereof, to Seller; and

                    (ii) all confidential information received by Buyer with respect to the Business and Seller shall be treated in accordance with the Confidentiality Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

               (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 10.3, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 7.1 relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 8.3 relating to publicity, (iii) Section 10.4 relating to certain expenses, (iv)
Section 10.11 relating to finder's fees and broker's fees and (v) this Section
10.3. Nothing in this Section 10.3 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

     10.4      Expenses. Whether or not the transactions contemplated hereby are
               --------
consummated, and except as otherwise provided in this Section 10.4, Section 2.7 or elsewhere in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

     10.5      Equitable Relief. The parties hereto agree that in the event of
               ----------------
Sellers' breach of its obligations to consummate the Transactions, damages may prove insufficient and Buyer should be entitled to the remedy of specific performance.

     10.6      Amendments. No amendment to this Agreement shall be effective
               ----------
unless it shall be in writing and signed by the parties hereto.

     10.7      Notices.  All notices or other communications required or
               -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)    if to Buyer, to:
                         ---------------

                                    VAC Acquisition Corp. II
                                    c/o The Carlyle Group
                                    1001 Pennsylvania Ave., N.W.
                                    Washington, D.C. 20004
                                    Attention:  Alan Holt
                                    Telephone:  (202) 347-2626
                                    Telecopier: (202) 347-9250

                         with a copy to:

                                    Latham & Watkins
                                    885 Third Avenue, Suite 1000
                                    New York, NY 10022-4802

                                    Attention:  R. Ronald Hopkinson
                                    Telephone:  212-906-1200
                                    Telecopier: 212-751-4864

                  (ii)   if to Seller, to:

                                    Office of General Counsel
                                    Northrop Grumman Corporation
                                    1840 Century Park East
                                    Los Angeles, California 90067
                                    Telephone:  (310) 201-3000
                                    Telecopier: (310) 556-4556

                         with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention:  Andrew E. Bogen, Esq.
                                    Telephone:  (213) 229-7159
                                    Telecopier: (213) 229-7520

     10.8      Interpretation; Exhibits and Schedules. The headings contained
               --------------------------------------
in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Information set forth in each Schedule specifically refers to the article and section of this Agreement to which such information is responsive, and such information shall not be deemed to have been disclosed with respect to any statement in any article and section that is not qualified by reference to the pertinent Schedule or, except with regard to information set forth on the face of any Schedule that makes reasonably apparent its applicability to any other Schedule, with respect to any other article or section of this Agreement or for any other purpose. The Schedules shall not vary, change or alter the language of the representations and warranties contained in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

     10.9      Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     10.10     Entire Agreement.  This Agreement and the Confidentiality
               ----------------
Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understandings relating to such subject matter.

     10.11     Fees. Each party hereto hereby represents and warrants that (a)
               ----
the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Lehman Brothers Inc. with respect to Buyer and Salomon Smith Barney with respect to Seller, and (b) each of Buyer and Seller agrees that it will pay all fees or commissions which may be payable to such firm(s) as are describe in clause (a) as relating to it.

     10.12     Severability.  If any provision of this Agreement or the
               ------------
application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     10.13     Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                        SELLER:

                        NORTHROP GRUMMAN CORPORATION


                        By:   /s/
                              -----------------------------------------------
                              Name: Albert F. Myers
                                    -----------------------------------------
                              Title: Corporate Vice President & Treasurer

                        BUYER:

                        VAC ACQUISITION CORP. II


                        By:   /s/
                              -----------------------------------------------
                              Name: Allan M. Holt
                                   ------------------------------------------
                              Title: Managing Director